PAGE 1


                              Registration Statement No. 33-00000
  -----------------------------------------------------------------
  -----------------------------------------------------------------

                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549
  -----------------------------------------------------------------

                              FORM S-8
                       REGISTRATION STATEMENT
                                UNDER
                     THE SECURITIES ACT OF 1933
  -----------------------------------------------------------------

                E. I. DU PONT DE NEMOURS AND COMPANY
       (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

 1007 MARKET STREET
      DELAWARE     WILMINGTON, DELAWARE  19898
51-0014090
   (STATE OR OTHER    (ADDRESS OF PRINCIPAL        (I.R.S.
EMPLOYER
    JURISDICTION       EXECUTIVE OFFICES)
IDENTIFICATION NO.)
 OF INCORPORATION OR
    ORGANIZATION)
                           --------------

                   SAVINGS AND INVESTMENT PLAN AND
                     SALARY DEFERRAL AND SAVINGS
                         RESTORATION PLAN OF
                E. I. DU PONT DE NEMOURS AND COMPANY
                     (FULL TITLES OF THE PLANS)

                           --------------

     CHARLES L. HENRY, SENIOR VICE PRESIDENT -- DU PONT FINANCE
                E. I. DU PONT DE NEMOURS AND COMPANY
                         1007 MARKET STREET
                     WILMINGTON, DELAWARE  19898
               (NAME AND ADDRESS OF AGENT FOR SERVICE)

    TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENTS FOR SERVICE:
                            302-774-1000
                           --------------

         APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES
                       PURSUANT TO THE PLANS:
               From time to time after August 9, 1995
                           --------------

                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------
------------------------------------------------------------------------
                                    PROPOSED     PROPOSED
                                    MAXIMUM      MAXIMUM
                      AMOUNT        OFFERING     AGGREGATE      AMOUNT OF
TITLE OF SECURITIES   TO BE         PRICE        OFFERING       REGISTRATION
TO BE REGISTERED      REGISTERED    PER SHARE    PRICE          FEE
------------------------------------------------------------------------
Common Stock<F1>      11,000,000<F2> $66.0625<F2>  726,275,000.00 $250,581.90
$.60 par value

                               PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

     The documents listed below, previously filed with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement:

     (a) DuPont's Annual Report on Form 10-K for the year ended December 31, 1994.

     (b) DuPont's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

     (c)  DuPont's Current Reports on Form 8-K as filed on
          January 25, 1995, April 7, 13, 24 and 27, 1995,
          June 15, 1995, and July 26, 1995.

     (d) Savings and Investment Plan's Annual Report on Form 11-K for the plan year ended September 30, 1994.

     All documents subsequently filed by DuPont or the Savings and Investment Plan of DuPont pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
[FN]
<F1>In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.
<F2>The shares of Common Stock to be registered consist of shares to be acquired by the Trustee pursuant to the operation of the Savings and Investment Plan. The aggregate offering price has been calculated pursuant to Rule 457(c) by multiplying such number of shares by the average of the high and low prices of
    E. I. du Pont de Nemours and Company Common Stock as reported on the New York Stock Exchange Composite Tape on August 3, 1995.

Item 4.  Description of Securities

     Holders of DuPont Common Stock are entitled to receive dividends that may be declared by the Board of Directors of DuPont from surplus or net earnings, but not until all cumulative dividends on preferred stock shall have been declared and set apart for payment at the annual rates of $4.50 a share for the $4.50 Series and $3.50 a share for the $3.50 Series. Holders of DuPont Common Stock have the right to vote on all questions to the exclusion of all other stockholders, except as otherwise expressly provided by law or unless DuPont shall be in default in the payment of dividends on preferred stock for a period of six months. In the latter event, until accumulated and unpaid dividends on preferred stock of all series shall have been paid, the holders of the outstanding preferred stock shall have the exclusive right, voting separately and as a class, to elect two directors, or if the total number of directors of DuPont be only three, then only one director, at each meeting of stockholders held for the purpose of electing directors.


     On liquidation, dissolution, or winding up of DuPont, whether voluntary or involuntary, after payments have been made to holders of preferred stock, holders of DuPont Common Stock have the right to share ratably the remaining assets available for distribution. In the event of voluntary liquidation, holders of preferred stock are entitled to accumulated dividends and $115 a share for the $4.50 Series and $107 a share for the $3.50 Series; in the event of involuntary liquidation, holders of both series are entitled to accumulated dividends and $100 a share. Holders of DuPont Common Stock do not have any preemptive rights.

     Amounts deferred and credited to participants' accounts under the terms of the Salary Deferral and Savings Restoration Plan are treated as having been invested in one or more of the investment options available under the Savings and Investment Plan (as described therein and in the Summary Plan Description for the Savings and Investment Plan). Credit or debit amounts are posted to the participants' accounts in the Salary Deferral and Savings Restoration Plan based on the performance of those investment options in the Savings and Investment Plan. The balances in participants' accounts in the Salary Deferral and Savings Restoration Plan are unfunded general obligations of DuPont and no participant has any claim to or security interest in any asset of DuPont on account thereof.

Item 5.  Interests of Named Experts and Counsel

     The validity of the issue of DuPont Common Stock offered hereby has been passed on by Howard J. Rudge, Esq., Senior Vice President and General Counsel of DuPont. Mr. Rudge beneficially owned as of August 7, 1995, 12,852.66 Shares of Common Stock of DuPont, and 86,056 shares of which he has the right to acquire beneficial ownership within 60 days through the exercise of stock options awarded under DuPont's Stock Option Plan.

Item 6.  Indemnification of Directors and Officers

     Under provisions of the Bylaws of DuPont, each person who is or was a director or officer of DuPont shall be indemnified by DuPont to the full extent permitted or authorized by the General Corporation Law of Delaware against any liability, cost or expense asserted against such director or officer and incurred by such director or officer in any such person's capacity as director or officer, or arising out of any such person's status as a director or officer. DuPont has purchased liability insurance policies covering its directors and officers to provide protection where DuPont cannot indemnify a director or officer.

Item 8.  Exhibits

     Exhibit
     Number                     Description
     -------                    -----------
     4(a) DuPont's Certificate of Incorporation, effective December 22, 1989, defining the rights of the holders of DuPont Common Stock, incorporated by reference to Exhibit 3.1 of DuPont's Annual Report on Form 10-K for the year ended December 31, 1994

     4(b) Savings and Investment Plan and Salary Deferral and Savings Restoration Plan of E. I. du Pont de Nemours and Company

     5         Opinion of Counsel

     23(a)     Consent of Independent Accountants

     23(b) Consent of Howard J. Rudge, Esq. included in the opinion filed as Exhibit 5 to this Registration
               Statement

     24 Powers of attorney authorizing certain officers to sign this registration statement and amendments thereto on behalf of officers and directors

     The registrant will submit or has submitted the Savings and Investment Plan of E. I. du Pont de Nemours and Company and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

Item 9.  S-K Item 512 Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

               (i)   To include any prospectus required by
          section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and
          (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on August 7, 1995.

                              E. I. DU PONT DE NEMOURS AND COMPANY

                              By
                                   /s/ Charles L. Henry
                                   -----------------------------
                                   Charles L. Henry, Senior Vice
                                   President - DuPont Finance
                                   (Chief Financial Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

[E. S. Woolard, Jr.   Chairman and Director
                        (Principal Executive
                         Officer)
J. A. Krol            Vice Chairman and
                         Director
C. S. Nicandros       Vice Chairman and
                         Director      By
                                            /s/ Charles E. Henry
                                            -----------------------
                                            Charles L. Henry
A. F. Brimmer         Director              Senior Vice President-
E. B. du Pont         Director              DuPont Finance
C. M. Harper          Director              (Principal Financial
W. K. Reilly          Director              and Accounting Officer
H. R. Sharp, III      Director              and Attorney-In-Fact
C. M. Vest            Director]             for bracketed
                                            individuals)
                                            (August 7, 1995)

                                       By
                                            /s/ Howard J. Rudge
                                            ----------------------
                                            Howard J. Rudge
                                            Senior Vice President
                                            and General Counsel -
                                            DuPont Legal
                                            (Attorney-In-Fact for
                                            bracketed individuals)
                                            (August 7, 1995)

     Powers of attorney authorizing C. L. Henry and H. J. Rudge jointly, to sign the registration statement and amendments thereto on behalf of the above-named directors and officers are filed with the registration statement.

     The Plans. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this registration statement to be filed on behalf of the Plans by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on August 8, 1995.


                              Savings and Investment Plan
                              and Salary Deferral and
                              Saving Restoration Plan of
                              E. I. du Pont de Nemours and Company
                                        (Plans)



                              By:  /s/ Steven A. Harrison
                                  Steven A. Harrison
                                  Director - Compensation and Benefits
                                    DuPont Human Resources

                          INDEX TO EXHIBITS


     Exhibit
     Number                     Description
     -------                    -----------
     4(a) DuPont's Certificate of Incorporation, effective December 22, 1989, defining the rights of the holders of DuPont Common Stock, incorporated by reference to Exhibit 3.1 of DuPont's Annual Report on Form 10-K for the year ended December 31, 1994

     4(b) Savings and Investment Plan and Salary Deferral and Savings Restoration Plan of E. I. du Pont de Nemours and Company

     5         Opinion of Counsel

     23(a)     Consent of Independent Accountants

     23(b) Consent of Howard J. Rudge, Esq. included in the opinion filed as Exhibit 5 to this Registration
               Statement

     24 Powers of attorney authorizing certain officers to sign this registration statement and amendments thereto on behalf of officers and directors

                                                   EXHIBIT 4(b)







                        SAVINGS AND INVESTMENT PLAN









                  Originally Adopted:  September 1, 1955

                     Last Amended - December 19, 1994

                       Effective - December 19, 1994






                   E. I. du Pont de Nemours and Company

                         SIP LANGUAGE INDEX


PAGE
   I.   PURPOSE                                                1

  II.   ELIGIBILITY                                            1

 III.   ENROLLMENT                                             1

  IV.   AFTER-TAX AND BEFORE TAX AMOUNTS                       2

          1. Amount of After-Tax and Before-Tax Contributions  2

          2. Change in Amount of After-Tax and Before-Tax
             Contributions                                     4

          3. Collection of After-Tax Contributions             4

          4. Voluntary Suspension of After-Tax and Before-Tax
             Contributions                                     5

   V.     COMPANY CONTRIBUTION                                 5

  VI.     INVESTMENT FUNDS                                     5

          1. Reserved                                          5

          2. Fund B - Fixed Income                             5

          3. Fund C - Family of Equity Mutual Funds            6

          4. Fund D - DuPont Company Common Stock              6

          5. Fund E - Three-Way Asset Allocation Funds         6

          6. Fund L - Loans                                    6

 VII.   INVESTMENT DIRECTION                                   6

          1. Investment of After-Tax Contributions             6

          2. Investment of Before-Tax Contributions            6

          3. Investment of Company Contribution                6

          4. Change in Investment Direction                    7

          5. Separate Accounting and Nonforfeitability         7

VIII.   FUND TRANSFERS                                        7

          1. Transfers Among Funds B, C, D and E              7

          2. Transfers to Fund L from Funds B, C, D and E     7

          3. Transfers to Funds B, C, D and E from Fund L     8

  IX.   RESERVED                                               8

   X.   OPERATION OF FUNDS B, C AND E                          8

          1. Fund Investments                                  8

          2. Fund Valuation                                    9

          3. Fund Units or Shares                              9

  XI.   OPERATION OF FUND D                                   10

          1. Purchase of Company Common Stock                 10

          2. Account Holder                                   11

          3. Valuation of Fund D                              11

          4. Voting of Shares                                 12

 XII.   OPERATION OF FUND L                                   12

          1. Establishment of Loan Account                    12

          2. Interest                                         12

          3. Repayments                                       12

          4. Fund Valuation                                   13

XIII. PARTICIPANT LOANS                                       13

          1. Determination of Borrowable Account Balance      13
          2. Amount of Loan                                   13
          3. Interest                                         13
          4. Term of Loans                                    14
          5. Repayment                                        14
          6. Declaration and Notice of Default                15
          7. Deemed Withdrawal                                16
          8. General Conditions                               17

 XIV.     WITHDRAWALS                                         19
          1. General Conditions                               19
          2. Withdrawal Sequence                              19
          3. Withdrawal Maximum                               20

XV.       HARDSHIP WITHDRAWALS FROM BEFORE-TAX ACCOUNT        20
          1. Definition of Hardship                           20
          2. Establishment of Immediate and Heavy Financial
             Need                                             21
          3. Distribution Necessary to Satisfy
             Immediate and Heavy Financial Need               21
          4. Amount Withdrawable                              23
          5. Forfeitures and Suspensions                      23

 XVI.     TERMINATION OF PARTICIPATION                        23
          1. General Conditions                               23
          2. Terminations Without Forfeiture                  24
          3. Terminations With Forfeiture                     25
          4. Distribution of Accounts                         25
          5. Periodic Payment Options                         30
          6. Reenrollment in Plan                             34
          7. Computation Period                               36

XVII.     NONASSIGNMENT                                       36

XVIII.   OPERATION OF THE PLAN AS A TOP-HEAVY PLAN            36
          1. Minimum Vesting                                  36
          2. Minimum Contributions                            37
          3. Compensation Limitation                          37
          4. Effect on Limitation on Annual Additions         37
          5. Definitions                                      37

 XIX.     MISCELLANEOUS PROVISIONS                            38
          1. Plan Administration                              38
          2. Administrative Expense                           40
          3. Modification or Termination                      40
          4. Transition to Amended Plan                       41
          5. Transfer of Assets                               41

          6. No Guarantee of Security Values                  44
          7. Limitations on Annual Additions                  44
          8. Qualified Domestic Relations Orders              45
          9. Subsidiaries with No Defined Benefit             45
         10. Normal Retirement Age and Years of Participation 45
         11. Compensation Taken into Account                  46
         12. No Decrease of Accrued Benefit                   46
         13. Definitions                                      46

                     SAVINGS AND INVESTMENT PLAN



I.   PURPOSE

     The purpose of this Plan is to encourage and assist employees in following a systematic savings program suited to their individual financial objectives, and to provide an opportunity for employees to become stockholders in the Company. This Plan is a profit-sharing plan.


II.  ELIGIBILITY

     Any employee who has completed at least one year of continuous service, as determined in accordance with the Service Rules, or was eligible to participate in a qualified profit-sharing plan of an affiliated group company from which he was transferred, is eligible to participate in the Plan.

     An employee is also eligible to participate after a period of 12 consecutive months during which he is compensated with respect to 1,000 or more hours. To determine Hours of Service, an employee shall be credited with 190 Hours of Service for each month of employment during which he is paid. The 12 consecutive-month period will commence on the employee's date of employment or reemployment, whichever is applicable, or a succeeding anniversary of such date. Once an employee is eligible to participate in the Plan, he remains eligible.

     Former Participants on leave of absence granted under Section
     IV. 1 (g) of the Service Rules, after having been hired by the Company and subsequently employed by a foreign or domestic subsidiary of the Company, who under U.S. law may not be treated as employees of the Company, may not have contributions made to their accounts. If such a Former Participant's leave of absence with the Company is terminated prior to his becoming an employee again for purposes of this Plan, his participation will be terminated and distribution of the balance in his accounts will be made as provided in Paragraph 4(a) of Section XVI.

     Participation in the Plan is entirely voluntary.

III. ENROLLMENT

     An eligible employee may enroll in the Plan at any time by authorizing deductions from his salary or wages or electing deferrals of compensation or both under the provisions of this Plan. The effective date of any employee's participation in the Plan shall be the first day of the month in which the first deduction or deferral authorized under the Plan is made.

IV.  AFTER-TAX AND BEFORE TAX AMOUNTS

1.   Amount of After-Tax and Before-Tax Contributions

(a)  (1)  After-Tax and Before Tax Contributions

An individual may authorize his employer to (A) make a payroll deduction (hereafter, After-Tax
     Contribution) and/or (B) defer a portion of his compensation (hereafter, Before-Tax
     Contribution) and pay it under this Plan in an amount per month, and in the case of any applicable Variable Pay, at the time of such payment, equal to any selected whole percentage
     (except as required to comply with subparagraph
     (iii) below), from 1% to 16%, of his monthly pay and any such Variable Pay, provided that
     (i) the sum of a Participant's After-Tax
     Contributions and Before-Tax Contributions may not exceed 16% of his monthly pay and any applicable Variable Pay, (ii) during a period when Company Contributions are suspended in accordance with Section XIV, XV or XVI of the Plan, the Participant's After-Tax rate will be limited to 10% and (iii) a Participant may not defer more than $7,000 per year (or such other amount as may be allowable in accordance with applicable statute, regulations or official announcements made by the Secretary of the Treasury).

(2)  Reduction of After-Tax and/or Before-Tax
     Percentage

     If the Plan Administrator determines that the discrimination standards of Code Sections 401
     (k) and/or 401(m) and the regulations
     thereunder may not be satisfied, the selected
     Before-Tax Contribution and/or After-Tax
     Contribution, as appropriate, percentage of
     Highly Compensated Participants will be reduced in one percent increments from 16% until the Plan Administrator determines that the standards will be satisfied.

(3)  Reduction of After-Tax and/or Before-Tax
     Amounts

     If at the close of the Plan Year the
     discrimination standards of Code Sections
     401(k) and/or 401(m) and the regulations thereunder have not been satisfied, the Before-Tax Contribution and/or After-Tax
     Contribution, as appropriate, made in such year by Highly Compensated Participants, whose
     Before-Tax Contribution and/or After-Tax
     Contribution, as appropriate, as a percentage of aggregate monthly pay and any applicable
     Variable Pay for the Plan Year are highest, will be reduced. The reductions will be made, in increments of one-tenth of 1%, in the percentage which is highest prior to each such reduction until the standards are satisfied.

(4)  Allocation of Amounts Attributable to Reduction

     If a Participant's selected Before-Tax
     percentage must be reduced, that portion of the affected Participant's monthly pay and any applicable Variable Pay attributable to the reduction will be contributed to the Participant's Regular Account, to the extent permissible, or paid to him as compensation, at his option. If a Participant's actual
     Before-Tax amount must be reduced, the
     reduction amount will be transferred to the Participant's Regular Account, to the extent permissible, or returned to him as compensation at his option.

     If a Participant's selected After-Tax
     percentage must be reduced, that portion of the affected Participant's monthly pay and any applicable Variable Pay attributable to the reduction will be contributed to the Participant's Before-Tax Account, to the extent permissible, or paid to him as compensation, at his option. If a Participant's actual After-Tax amount must be reduced, the reduction amount will be transferred to the Participant's
     Before-Tax Account, to the extent permissible, or returned to him, at his option.

(5)  Distribution of Excess Before-Tax Contribution

(1) If the Plan Administrator determines that a Participant has made a contribution under subparagraph l(a)(l(ii) of this
     Section which for any calendar year
     exceeds $7,000 (or such other amount as
     may be permitted by regulation or other
     official announcement by the Secretary of Treasury), the excess amount (plus any income and minus any loss allocable thereto, as calculated in accordance with regulations), shall be distributed to the Participant not later than April 1 5th following the close of such calendar year.

(2) If a Participant participates in another plan which includes a qualified cash or deferred arrangement, and such Participant contributes in the aggregate more than the exclusion limit under subparagraph 1 (a)(1
     )(ii) of this Section and the
     corresponding provisions of the other plan and the Participant notifies the Plan
     Administrator not later than March 1st
     following the close of such calendar year then the Plan Administrator shall distribute to the Participant not later than April 15th following the close of such calendar year the excess amount (plus any income and minus any loss allocable to such amount) which the Participant allocated to this Plan.

(6)  Monthly Pay

     For purposes of this Plan, monthly pay shall be determined at the beginning of each month based on a Participant's Normal Annual Earnings.

(b)  Supplemental Savings Deposits

     Prior to retirement, a Participant shall be allowed to make Supplemental Savings Deposits in cash to the Plan by payroll deduction or by any method established by the Plan Administrator. Subject to
     Section XIX.7, the amount of any such Supplemental.
     Savings Deposits shall be limited to the difference, at the time of such Deposit, between the maximum amount of Unmatched After-Tax Contributions the Participant could have made since January 1, 1983 during periods for which he has retained participation credit and the balance in his accounts of Unmatched After-Tax Contributions (excluding
     Before-Tax Contributions, Matched After-Tax
     Contributions, Company Contributions and Earnings which are treated as Unmatched After-Tax
     Contributions pursuant to Section XVI.6(c)(4) and employee contributions which are treated as Unmatched Savings pursuant to Section XIX.5(c)) deposited since January 1, 1983. Such Supplemental
     Savings Deposits will not be matched by Company
     Contributions. The Participant shall authorize the Company to allocate Supplemental Savings Deposits to his Regular Account investment options in selected percentages in whole multiples of 1%.

2.   Change in Amounts of After-Tax and Before-Tax
     Contributions

     A Participant may change his After-Tax and Before-Tax amounts by authorizing the Company to deduct or defer any higher or lower amount permitted by Paragraph 1 of this Section.

3.   Collection of After-Tax Contributions

     After-Tax Contributions shall be permitted only by deduction from a Participant's salary, wages, or Variable Pay, except that (1) cash payments equivalent to the monthly After-Tax amount allowed by Paragraph 1
     (a) of this Section may be accepted from a Participant on leave of absence granted under Section IV. 1 .(g) of the Service Rules and shall be treated as deductions from the employee's salary, wages, or Variable Pay for purposes of this Plan, and (2) Supplemental Savings Deposits may be accepted as provided in Paragraph 1 (b) of this Section.

4.   Voluntary Suspension of After-Tax and Before-Tax
     Contributions

     A Participant who has an account balance in the Plan may authorize suspension of his After-Tax and Before-Tax Contributions without terminating his participation in the Plan. During such suspension, the related Company Contribution described in Section V shall also be suspended. After a minimum suspension of one month, the Participant may authorize the resumption of After-Tax and Before-Tax Contributions. A Participant is not permitted to make up suspended After-Tax, Before-Tax Contributions, or amounts withdrawn except as provided in Paragraph 1
     (b) of this Section and Paragraph 6(c) of Section XVI.


V.   COMPANY CONTRIBUTION

     Except during a period of suspension in accordance with
     Section IV.4, XIV, XV or XVI, the Company will contribute monthly, and in the case of Variable Pay at the time of such payment, to the Funds selected by each Participant in accordance with Paragraph 3 of Section VII an amount (hereafter, Company Contribution) equal to 50% of the Participant's After-Tax and Before-Tax Contributions during that month and, if applicable, at the time of payment of any Variable Pay except that no such contribution will be made on the total of any Participant's After-Tax and Before-Tax Contributions in excess of 6% of his combined monthly pay and any applicable Variable Pay. For purposes of determining whether a Participant's After-Tax or Before-Tax Contributions are matched or unmatched, the Company Contribution will be deemed to have first matched the Before-Tax Contributions. The Company Contributions shall be for the exclusive benefit of Participants.


VI.  INVESTMENT FUNDS

     The following Funds shall be established for the investment of After-Tax, Before-Tax, and Company Contributions.

1.   Fund A - Reserved (Hold for possible future use)

2.   Fund B - Fixed Income

     Amounts deposited in the Fixed Income Fund shall be invested so as to preserve principal and to pay a stable rate of return over time.

3.   Fund C - Equity Mutual Funds

     Amounts deposited in Fund C shall be invested, as directed by Participants, in one or more mutual funds or other equity investment vehicles designated by the Company.

4.   Fund D - Du Pont Company Common Stock

     Amounts deposited in Fund D shall be invested in Company common stock.

5.   Fund E - Three-way Asset Allocation Fund

     Amounts deposited in Fund E shall be invested in a three-way asset allocation fund consisting of a portfolio diversified among the stock, bond, and cash sectors of the securities marketplace. Assets in Fund E are transferred among these sectors in such manner and to such extent as the fund manager of Fund E shall select.

6.   Fund L - Loans

     Amounts transferred to Fund L from the other Funds shall be loaned to Participants.


VII. INVESTMENT DIRECTION

1.   Investment of After-Tax Contributions

     Each Participant shall authorize the Company to allocate his After-Tax Contributions to his Regular Account in Funds B, C, D or E in selected percentages in whole multiples of 1%.

2.   Investment of Before-Tax Contributions

     Each Participant shall authorize the Company to allocate his Before-Tax Contributions to his Before-Tax Account in Funds B, C, D or E in selected percentages in whole multiples of 1%.

3.   Investment of Company Contribution

     Each Participant shall authorize the Company to allocate Company Contributions to his Regular Account in accordance with the Participant's current investment direction of After-Tax Contribution or Before-Tax Contribution, if there are no After-Tax
     Contributions.

4.   Change in Investment Direction

     A Participant may change his investment direction to Funds B, C, D and E by authorizing any other allocation permitted by Paragraphs I and 2 of this Section.

5.   Separate Accounting and Nonforfeitability

     A Participant's Before-Tax Contributions and After-Tax
     Contributions and earnings thereon will be nonforfeitable. A Participant's Before-Tax Account will be maintained in a separate account from a Participant's After-Tax Contributions, Company
     Contributions and earnings thereon.


VIII.     FUND TRANSFERS

1.   Transfers Among Funds B, C, D and E

     An account holder, other than a non-Spouse
     Beneficiary, may authorize the transfer of all or part of the value of his Regular Account in Fund B, C, D or E or his Before-Tax Account in Fund B, C, D or E, from one Fund to the other. Such Transfers may be made in any whole multiple of 1% or in any number of Fund
     Units and/or Shares. Amounts may not be transferred into and out of the same Fund on the same business day. The determination of values for this purpose shall be made in accordance with the provisions of Sections IX, X and XI.

2.   Transfers to Fund L from Funds B, C, D and E

     A Participant who is granted a loan or loans from the Plan shall designate the sequence in which Funds will be liquidated and authorize the Transfer of cash to Fund L in an amount equal to the principal amount of the loan or loans. Such Transfers shall be made from the Participant's borrowable account balance in the following order:

(a) Nonforfeitable Company Contributions contributed during the last two years of participation

(b) Matched After-Tax Contributions contributed during the last two years of participation;

(c) Nonforfeitable Company Contributions held for more than two years;

(d) Matched After-Tax Contributions held for more than two years;

(e)  Earnings in Regular Account

(f)  Unmatched After-Tax Contributions;

(g) Matched Before-Tax Contributions contributed during the last two years of participation;

(h) Matched Before-Tax Contributions held for more than two years;

(i)  Earnings in Before-Tax Account;

(j)  Unmatched Before-Tax Contributions.

3.   Transfers to Funds B, C, D and E from Fund L

     Repayments of principal and interest to Fund L shall be transferred to Funds B, C, D and/or E in the Before-Tax Account, or Funds B, C, D and/or E in the Regular Account. Such Transfers shall be made in the same proportion that current investment direction of After-Tax and/or Before-Tax Contributions are made to those Funds under Sections VII. 1 and 2. If there is no current investment direction of After-Tax Contributions, Transfers under this Paragraph shall be made to Fund B. If there is no current investment direction of Before-Tax Contributions, Transfers under this Paragraph shall be made to Fund B. Repayments of principal under this Paragraph shall be restored to the Participant's Regular and/or Before-Tax Account in reverse order from that set forth in Paragraph 2 of this Section. Payments of interest shall be treated as Earnings and shall be allocated to the Regular and/or Before-Tax Account in the same proportion that unpaid principal from each Account bears to the total unpaid principal prior to such payment.


IX.

     [Reserved]

X.   OPERATION OF FUNDS B, C AND E

     Throughout this Section, the words "the Fund" shall mean Fund B, Fund C or Fund E.

1.   Fund Investments

(a) Amounts allocated to the Fund(s) in accordance with the terms of this Plan shall be paid by the Company to or at the direction of Trustee(s) appointed by the Company for the Fund(s), and shall be deposited in an account for the Fund(s).

(b) Amounts deposited in the Fixed Income Fund shall be delivered to the Trustee and invested as designated by the Company pursuant to arrangements with one or more entities chosen by the Company, including, but not limited to, insurance companies, banks and other investment organizations. These arrangements shall provide for the return of principal in full plus the payment of interest at a predetermined rate applicable for a specified period of time. In addition, a portion of the Fixed Income Fund shall be invested in a short-term funds(s) (i.e., a cash buffer) so as to provide sufficient liquidity to accommodate daily trading activity.

(c) All amounts received by the Trustee of Fund C shall be invested, as directed by account holders, in one or more mutual funds or other equity investment vehicles designated by the Company. Assets of Fund C shall be held in the name of the Trustee(s) or one or more of its/their designated nominees.

(d) All amounts received by the Trustee of Fund E shall be invested by the Trustee in a portfolio diversified among the stock, bond, and cash sectors of the securities marketplace in such manner and to such extent as the fund manager of Fund E shall select. Assets of Fund E shall be held in the name of the Trustee or of one or more of its designated nominees.

2.   Fund Valuation

(a) All deposits to the Fixed Income Fund shall be expressed as units of participation in the Fixed
     Income Fund. The Trustee of the Fixed Income Fund shall determine each day's unit value based on the assets of the Fixed Income Fund. Assets shall consist of all deposits to the Fixed Income Fund and all interest credited or accrued to such deposits pursuant to investment arrangements. No participant in the Fixed Income Fund shall have ownership in any particular investment in the Fixed Income Fund.

(b) The Trustees of Funds C and E shall determine the current fair market value of all assets held by such Funds, including accrued income, each day on which business is transacted on the New York Stock
     Exchange.

(c) Fund valuations determined in accordance with Paragraphs 2(a) and 2(b) of this Section shall be made before recording in the Fund After-Tax
     Contributions, Before-Tax Contributions, Company
     Contributions, Withdrawals, Terminations of
     Participation, and Transfers among Funds.

3.   Fund Units or Shares

(a) Amounts allocated to the Fund(s) shall be credited to account holder's accounts in dollars, in shares, and/or in units, as appropriate, of ownership in the Fund(s).

(i) The value of a unit or share shall be determined as follows:

(A) The value of a unit in Fund B or E shall be determined by dividing the total value of the Fund for that business day by the corresponding total number of units in the Fund before adding or subtracting any units for that business day (for the first month of operation, each unit in the Fund shall be valued at $10.00);

(B)  the value of each mutual fund share or
     other equity investment in Fund C shall be determined on each business day by the Investment Manager(s) of Fund C.

(ii) The number of units or shares credited to each account holder's account for the current business day shall be determined by dividing the amounts of the account holder's After-Tax
     Contributions, Before-Tax Contributions,
     Company Contributions, and/or Transfers among
     Funds for the current business day by the value of one unit or share for that day.

(b) The current value of an account holder's account in the Fund, as needed for Withdrawals, Termination of Participation, Loans, Transfers among Funds, or periodic reports to account holders, shall be determined by multiplying the total number of his respective Units and/or shares in the Fund (after additions for the current day) by the value of one
     Unit and/or share respectively for that business day; also, the number of respective Units and/or shares to be deducted from an account holder's account because of forfeiture, Loan, or Withdrawal of a specified amount shall be determined by dividing such amount by the value of one Unit and/or share respectively for that day.


XI.  OPERATION OF FUND D

1.   Purchase of Company Common Stock

     Amounts allocated to Fund D shall be used to purchase Du Pont common stock. Such purchases may be made in the open market or from the Company if it shall have made treasury or authorized but unissued shares available for such purchases. In the case of stock purchased from the Company, the purchase price shall be the closing price of such stock as reported on the New York Stock Exchange - Composite Transactions on the last trading day preceding the date of such purchase from the Company. Purchases made on the open market shall be the average price for all shares purchased by the Plan during that day. Such Company common stock and any other assets of Fund D shall be held in the name of the Trustee or of one or more of its designated nominees. The Trustee may sell any stock purchase warrants or distribution of property received, and the proceeds shall be invested currently in Company common stock. Any stock dividend, split-up or other change in Company common stock, or any distributions of property applicable to the shares held by the Trustee, shall be applied for the exclusive benefit of the account holders in Fund D.

2.   Account Holder's Account

(a) Amounts allocated to an account holder's Fund D shall be credited in dollars and in a proportionate number of full shares and fractional interests in a share of Company common stock. Such proportionate number shall be determined on the basis of the ratio of the amount allocated to his account to the total of all amounts allocated to Fund D for the business day.

(b) An account holder shall be credited with a proportionate number of full shares and fractional interests in a share of any Company common stock acquired by the Trustee with income accruing to Fund
     D, or as a result of any addition due to stock dividends, stock purchase warrant, split-up or other change, or distribution of property applicable to such stock. Such proportionate number shall be determined on the basis of the ratio of his total shares to the total of all shares in Fund D to which such income or addition applies. In the event an account holder has transferred all funds out of Fund
     D prior to payment of a stock dividend, stock purchase warrant, split-up or other change, or distribution of property applicable to stock held in Fund D, the full shares or fractional interests in a share, if any, allocable to such transferred funds on account of such stock purchase, warrant, split-up or other change, or distribution or property shall be paid in cash in accordance with the account holder's current investment direction.

3.   Valuation of Fund D

     (a)  Valuation: Account Status

     The current value of an account in the Fund on any business day shall be the total number of shares and fractional interests in a share in the account multiplied by the closing price of Company common stock on the New York Stock Exchange for that business day, plus any proportionate ownership of accrued income and cash held for an account holder by the Trustee for Fund D.

(b) Valuation: Fund Transfers Out, Loans, Withdrawals and Termination or Other Distributions

     For purposes of Fund Transfers Out, Loans,
     Withdrawals and Termination or Other Distributions, the value of shares liquidated in connection with the transaction shall be the average selling price as determined by the Trustee on the date of the transaction.

(c)  Valuation: Fund Transfers In and Purchases of
     Company Common Stock.

     For purpose of Fund Transfers In and Purchases of
     Company Common Stock, the value of the Company common stock purchased in connection with the transaction shall be the average purchase price as determined by the Trustee on the date of the transaction.

4.   Voting of Shares

     Each account holder shall be entitled to direct the Trustee as to the manner in which voting rights with respect to any Company stock attributable to the number of shares and fractional interests in a share represented by the account holder's account in Fund D are to be exercised. The Trustee shall vote the number of shares in accordance with such instructions. Any such instructions shall remain in the strict confidence of the Trustee.


XII. OPERATION OF FUND L

1.   Establishment of Loan Account

     Amounts transferred to this Fund shall be loaned to the Participant provided the Loan Administrator has received the documents described in Section XIII.8(d). The promissory note executed by the Participant shall be held by a Trustee appointed by the Company for the Fund until the loan has been paid in full.

2.   Interest

     Interest at the rate prescribed in the loan agreement shall accrue daily.

3.   Repayments

     The Administrator shall reduce the account balance in Fund L. Respective repayments of principal and interest amounts shall be transferred such sum to the Participant's account(s) as provided in Section VIII.3. When the account balance in Fund L has been reduced to zero, the Administrator shall notify the Trustee that the loan has been repaid and the Trustee shall cancel the promissory note and return it to the Participant, if the Participant so requests. The Administrator shall notify Participant that loan has been repaid.

4.   Fund Valuation

     The current value of the account on any date shall be the outstanding loan balance plus any unpaid accrued interest.

XIII.     PARTICIPANT LOANS

     A Participant with a borrowable account balance in Funds B, C, D and E of $1,000 or more may request a loan subject to the conditions stated in this Section (hereafter, Loan).

1.   Determination of Borrowable Account Balance

     For purposes of this Section and Section VIII, the borrowable account balance in Funds B, C, D and E shall equal one-half of the amount distributable from those Funds under Section XVI on account of termination of employment from the controlled group for any reason other than those described in Section XVI.2(b) less amounts held in account pursuant to a qualified domestic relations order.

2.   Amount of Loan

     Loans shall not be for less than $1,000. The maximum amount of any Loan from this Plan may not exceed the Participant's borrowable account balance in Funds B, C, D and E, and, when added to the outstanding balance(s) of all other loans from this or any other qualified plans sponsored by any member of the controlled group, shall not exceed the lesser of:

(a) $50,000, reduced by the highest outstanding balance of Loans from the controlled group profit sharing plans during the one-year period ending on the day before the date on which such Loan was made, or

(b) one-half of the Participant's nonforfeitable account balance(s) in all controlled group profit-sharing plans.

3.   Interest

     The rate of interest for Loans granted during any monthly period shall be determined as of the last working day of the month preceding the date on which the Loan application is made and shall be the average rate for secured personal loans (rounded to the next lower one-quarter percent) then in effect at five banks selected by the Plan Administrator; provided however, that the interest rate shall not exceed the maximum amount allowed by law.

4.   Term of Loans

     The term of the Loan shall be the period requested by the Participant and accepted by the Administrator. The minimum term shall be 12 months and the maximum term 60 months, except for a qualified residential Loan. The maximum term for a qualified residential Loan shall be 120 months. The Administrator shall determine, based on information furnished by the Participant, whether a Loan is a qualified residential Loan, as defined in Paragraph 8(e) of this Section.

5.   Repayment

(a)  Payroll Deduction

     Except as provided in Subparagraph (b) below, Loans shall be repaid in monthly installments by deduction from a Participant's salary or wages according to the amortization schedule in the disclosure statement.

     Notwithstanding the foregoing, a Participant shall have the right to repay at any time prior to the expiration of the term of the Loan, without penalty, the outstanding balance of the Loan plus accrued interest to the end of the month in which repayment occurs. Such payment shall be made in such form as permitted by the Administrator, or by an election on the part of the Participant to incur a Deemed
     Withdrawal from his account pursuant to Paragraph
     7(a) of this Section.

     If the Participant's salary or wage payment is not sufficient to allow deduction of the full installment and the Participant does not make a direct payment, as provided in Paragraph 5(b) of this Section, on or before the 45th day following the day on which such payment was due, a default will be declared under Paragraph 6(a) of this Section.

(b)  Direct Payment

     The Administrator, at the Participant's request, may permit installments of principal and interest to be repaid in a manner other than by payroll deduction under the following circumstances:

(1)  the Participant, at Company request, is
     transferred to an affiliated group company or is employed by a partnership or joint venture in which the Company has an ownership interest and does not elect under Section XIX.5(b) to transfer his account to the qualified profit-sharing plan of the company, partnership or joint venture to which he is transferred or employed, or

(2) the Participant is granted a leave of absence without pay under the Service Rules, or

(3) the Participant's salary or wage payment is not sufficient to allow deduction of the full installment payment, or

(4)  The Participant (1) retires under Section IV,
     XI.A(1) or XI.A.(2) of the Company's Pension and Retirement Plan, the Company's Special
     Retirement Opportunity Program provided that such retirement is coincident with retirements under the company's Voluntary Separation
     Program or (2) terminates employment under the Company's Voluntary Separation Program-Prime and, elects to defer distribution of his account under Section XVI.4(d). Unless the Plan
     Administrator approves an alternate method, repayments in such cases must be made by deduction from the pension check or annuity check.

6.   Declaration and Notice of Default

     If, for any of the reasons described in this Paragraph, a Loan is declared in default, the Loan Administrator shall issue a Notice of Default which shall be delivered to the Participant.

(a)  Nonpayment

     If, while any portion of a Loan granted under this
     Section is outstanding, the Participant fails to make a scheduled repayment or a direct payment as provided in Paragraphs 5(a) and (b) of this Section, respectively, on or before the 45th day following the day on which such payment was due, the Loan shall be declared in default.

     (b)  Termination of Employment

     If a Participant terminates employment for any reason, other than on account of death or transfer to an Affiliated Group company or employment at Company request with a partnership or joint venture in which the Company has an ownership interest, and does not elect to defer distribution of the balance of his accounts under Section XVI.4(e), a Deemed
     Withdrawal shall occur as of the last day of the month within which the Participant terminates employment. In the event of death, notwithstanding
     Sec. XII.2, the accrual of interest shall cease as of the last day of the month in which death occurs and a Deemed Withdrawal shall occur as of the date on which distribution of the balance of the Participant's accounts is made under Sec. XVI.4(d) unless an election is made under Sec. XVI.4(e) in which case a Deemed Withdrawal shall occur as of the last day of the month in which such election is made.

(c)  Transfers to Affiliated Group Companies, etc.

     If a Participant is, at Company request, transferred to an Affiliated Group company or is employed by a partnership or joint venture in which the Company has an ownership interest and does not make an election under Section XIX.5(b), or the Trustee of the receiving plan will not accept transfer of the Fund L account, a Deemed Withdrawal shall occur as of the last day of the month within which the Participant terminates employment from the
     Affiliated Group or such partnership or joint venture, as the case may be.

(d)  Reinstatement of Loan

     The Plan Administrator may reinstate a Loan following a declaration of default, provided:

(1) all payments of principal and interest in arrears are received by the Plan Administrator prior to a Deemed Withdrawal under Paragraph 7 of this Section; and

(2) the Plan Administrator receives adequate assurance that future installments will be received by Fund L on a timely basis.

7.   Deemed Withdrawal

(a) The balance of the Participant's Fund L account shall be deemed to have been withdrawn from the Plan by the Participant under Section XIV or XVI, whichever is applicable (Deemed Withdrawal), under the following circumstances:

(1) the Plan Administrator does not reinstate a Loan under Section XIII.6(d) on the earlier of the date of distribution of the Participant's accounts or the 45th day after a default for any reason set forth in Section XIII.6, or

(2) the Participant elects to repay his Loan by canceling his Fund L account.

     A Deemed Withdrawal initiated under Clause (1) or
     Clause (2) above shall not be considered a withdrawal for purposes of the limitation on the number of withdrawals permitted under Section XIV.
     1.

(b) Notwithstanding the foregoing, no Deemed Withdrawal shall be permitted if such withdrawal would adversely affect the status of the Plan under
     Section 401(a) or 401 (k) of the Code. The Plan
     Administrator may take such action as it deems necessary to insure repayment of Loans made under this Section and compliance with applicable law. If a Deemed Withdrawal under Section XIII.7(a) would adversely affect the status of the Plan under
     Section 401 (a) or 401 (k) of the Code:

(1)  the balance of the Participant's Regular
     Account in Funds B, C, D and E shall be
     distributed subject to Section XIV in
     accordance with the consent of the Participant given at the time of the Loan initiation;

(2) the Participant shall deposit neither After-Tax nor Before-Tax Contributions during the period beginning with the month following the month in which the notice of default is issued and ending with the month in which the Loan is reinstated under Section XIII.6(d); and

(3) Company Contributions shall be suspended for a period not to extend beyond the later of six months after the month in which the notice of default is issued or the end of the month in which the Loan is reinstated under Section
     XIII.6(d).

8.   General Conditions

(a)  Any Participant may receive a Loan from the Plan.
     For purposes only of the Loan program provided for herein, Participant shall mean any "Party in Interest", as that term is defined in Section 3(14) of the Employee Retirement Income Security Act
     (ERISA) who has a borrowable account balance in the Plan of at least $1,000, or to any person who has a vested account under the Plan and who is employed by an Affiliated Company. For purposes of this Article
     XIII, Affiliated Company shall mean a corporation that has adopted the Plan or any other profit sharing plan and is a member of the controlled group of corporations (within the meaning of Section
     1663(a) of the Code, determined without regard to Code Section 1 563(a)(4) and Section 1 563(e)(3)(c)) of which the Company is parent, and any corporation which is not a member of the controlled group of corporations but in which the Company has an ownership interest.

(b) A Participant may not have more than five Loans from the Plan outstanding at any time.

(c) At all times during the term of the Loan(s), the Participant must have a balance in Fund L equal to the outstanding balance of the Loan(s).

(d) No Loan shall be made to any Participant until the execution and/or submission by the Participant of:

(1) a Loan application completed in a manner prescribed by the Plan Administrator,

(2) a promissory note payable to the Trustee in the amount and on a form prescribed by the Plan
     Administrator,

(3) a written authorization for Loan repayment by means of payroll deductions or other method of repayment acceptable to the Plan Administrator,

(4)  an authorization to transfer an amount
     described in Sec. VIII.2 to Fund L, and

(5)  the consent required by Section XIII.7.(b)(1).

(e) A "qualified residential Loan" is a Loan used to acquire or construct any dwelling unit which within a reasonable time (determined at the time the Loan is made) is to be used as a principal residence of the Participant.

(f) All Participants granted Loans under this Section shall receive a statement disclosing the terms of the Loan, including the interest rate, amount of interest to be paid over the term of the Loan and payment conditions (disclosure statement).

(g) No Loan may be granted that would adversely affect the status of the Plan as one which qualifies under
     Section 401 (a) or 401 (k) of the Code or the status of the trust as one which is exempt from Federal income tax under Section 501(a) of the Code.

(h) Notwithstanding anything above to the contrary, the Loan Administrator may deny a Loan if in its judgment the Participant will not have sufficient income to meet his Loan payments as they become due.

(i) The Loan Administrator is responsible for the administration of the loan program described in this section.


XIV. WITHDRAWALS

1.   General Conditions

(a)  In addition to a distribution pursuant to Section
     XVI. 1., a Participant, Retired Participant, Former
     Participant, Alternate Payee or Spouse Beneficiary may make three withdrawals in any calendar year under the provisions of this Section from his Regular and/or Before-Tax Accounts. Withdrawals shall not be permitted:

(i)  from the Before-Tax Account before the
     Participant attains age 59 1/2, becomes
     disabled, or incurs a hardship, or

(ii) from Fund L except as provided in Section XIII.
     7.

(b) Withdrawn amounts will be valued as of the valuation date on which the transaction is processed.

(c) Company Contributions shall be suspended for six months if a Participant withdraws any or all of:

(i) his Matched After-Tax Amounts deposited during the last two years of participation;

(ii) his Matched Before-Tax Amounts deposited during the last two years of participation;

(iii)the Nonforfeitable Company Contributions deposited in his Regular Account during the last two years of participation.

(d) If, prior to attaining five years of service which includes four years of participation, a Participant withdraws some or all of his Matched After-and/or
     Matched Before-Tax Amounts, such Participant shall forfeit all Company Contributions attributable to the withdrawn Matched After-Tax amounts and/or
     Matched Before-Tax amounts.

(e)  Distribution from Regular Accounts and Before-Tax
     Accounts under this Section may be made in cash or in kind as provided in Section XVI.4(a) or XVI.4(b), whichever is applicable.

(f) Participants shall designate the sequence in which Funds will be liquidated to provide for less than total withdrawals.

2.   Withdrawal Sequence

     Withdrawals by the Participant shall be made from his Regular Account in the following order:

(a)  Unmatched After-Tax Contributions;

(b)  Rollover Assets;

(c)  Earnings in Regular Account

(d) Matched After-Tax Contributions held for more than two years;

(e) Nonforfeitable Company Contributions held for more than two years;

(f) Matched After-Tax Contributions contributed during the last two years of participation; or

(g) Nonforfeitable Company Contributions contributed during the last two years of participation.

     Withdrawals by the Participant shall be made from his Before-Tax Account in the following order:

(a)  Unmatched Before-Tax Contributions;

(b)  Earnings in Before-Tax Account;

(c) Matched Before-Tax Contributions held for more than two years;

(d) Matched Before-Tax Contributions contributed during the last two years of participation;

3.   Withdrawal Maximums

     The maximum withdrawal from any category in Section
     XIV.2. above shall be the lesser of

(a)  the amount in such category in the Participant's
     Fund(s) or

(b) the value of the Units, shares, and/or dollars, as appropriate, attributable to such category in the Participant's Fund(s) at the valuation date on which the transaction is processed.


XV.  HARDSHIP WITHDRAWALS FROM BEFORE-TAX ACCOUNT

1.   Definition of Hardship

     A Participant may make a withdrawal in cash from his Before-Tax Account by establishing hardship. In order to prove hardship, a Participant must show (1) that he has an immediate and heavy financial need; and (2) that the hardship distribution is necessary to satisfy the immediate and heavy financial need. A committee appointed by the Company shall act on requests for withdrawals and appeals under this Section. The amount of an immediate and heavy financial need may, at the participant's request, include any amounts necessary to pay any federal income taxes or penalties reasonably anticipated to result from the distribution.

2.   Establishment of Immediate and Heavy Financial Need

     A Participant may establish the existence of an immediate and heavy financial need in one of two ways. A Participant may demonstrate by facts and circumstances the existence of an immediate and heavy financial need created by an emergency or extraordinary circumstance. Alternatively, a Participant may show that his immediate and heavy financial need results from one of the following deemed hardship conditions:

a. Medical expenses described in Section 21 3(d) of the Internal Revenue Code incurred or to be obtained by the Participant, the Participant's spouse, or any dependents of the Participant;

b. Purchase (excluding mortgage payments) of a principal residence for the Participant;

c. Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant's spouse, children or dependents; or

d. The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

3.   Distribution Necessary to Satisfy Immediate and Heavy
     Financial Need

     A Participant may establish that the hardship distribution is necessary to satisfy his immediate and heavy financial need in one of two ways. Under no circumstances will a distribution be considered necessary to satisfy an immediate and heavy financial need if it is in excess of that need. A Participant may demonstrate by all relevant facts and circumstances that a distribution is necessary to satisfy the hardship need. Under this facts and circumstances option, a Participant must establish in a sworn and notarized statement that the immediate and heavy financial need cannot be relieved

(a) through reimbursement or compensation by insurance or otherwise;

(b) by reasonable liquidation of the Participant's assets to the extent such liquidation would not itself cause an immediate and heavy financial need;

(c)  by cessation of employee Before-Tax and After-Tax
     Contributions under the Savings and Investment Plan;
     or


(d) by other distributions or loans from any plans maintained within the Controlled Group of companies or from plans maintained by another employer, or by borrowing from commercial sources on reasonable commercial terms unless such loan or distribution would increase the amount of the need.

     For purposes of the preceding paragraph, assets of the Participant include assets of the Participant's spouse and minor children reasonably available to the Participant. Property held for a Participant's child under an irrevocable trust or under the Uniform Gifts to Minors Act shall not, however, be treated as an available resource of the Participant.

     Alternatively, a Participant's request for a distribution to meet an immediate and heavy financial need may be deemed necessary to satisfy the need. Under this option, a Participant must establish in a sworn and notarized statement that:

(a) The distribution is not in excess of the amount of the Participant's immediate and heavy financial need; and

(b) The Participant has obtained all distributions, other than hardship distributions, and all loans currently available under all plans maintained by the Controlled Group o companies.

     Should a Participant elect to have the establishment of "necessary to satisfy the immediate and heavy financial need" handled under the deemed standard, the following consequences shall, in all cases, apply:

(i) the Participant will be prohibited from making any employee Before-Tax and After-Tax Contributions under the Savings and Investment Plan and all other plans, with the exception of health and welfare benefit plans, including ones that are part of a cafeteria plan within the meaning of Section 125 of the Code maintained by the Controlled Group of companies for a period of twelve (12) months after receipt of the hardship distribution; and

(ii) the Participant will be prohibited from making
     Before-Tax Contributions under the Savings and Investment Plan and all other plans maintained by the Controlled Group of companies for the Participant's taxable year immediately following the year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Internal Revenue Code for such next taxable year less the amount of such Participant's Before-Tax
     Contributions for the taxable year of the hardship distribution.

4.   Amount Withdrawable

     The amount which may be withdrawn cannot exceed the total of the Participant's Before-Tax Contributions (and income allocable thereto credited to a Participant's Before-Tax Account as of December 31, 1988) nor the amount necessary to satisfy the immediate and heavy financial need created by the hardship. A Participant may direct withdrawals under this Section in accordance with Section XIV. I (f). The withdrawal sequence will be as set forth in Section XIV.2.

5.   Forfeitures and Suspensions

     Except as provided otherwise in this Section, Hardship Withdrawals are subject to the same forfeitures and suspensions provided in Section XIV for other withdrawals from Before-Tax Accounts, provided, however, that a Hardship Withdrawal shall not be considered a withdrawal for purposes of the limitation on the number of withdrawals permitted under Section XIV. 1.

XVI. TERMINATION OF PARTICIPATION

1.   General Conditions

(a) Notwithstanding the restriction on the number of withdrawals contained in Section XIV. 1., a Participant, who ( I ) has a zero balance in his Before-Tax Account, or (2) has attained age 59 1/2, may voluntarily terminate his participation in the Plan by requesting discontinuance of After-Tax and Before-Tax Contributions and distribution of the balance in his accounts. In such event, distribution of the Participant's total interest in the Plan, after deducting any required forfeiture of Company
     Contributions, will be made as described in this Section.

(b) An individual's participation will also end because his service with the Company is terminated or the Plan is terminated. In either such event, distribution of the individual's Before-Tax Account may be made as described in this Section only after he satisfies the requirements of Subparagraph (a)(2) of this Paragraph or terminates his service with the controlled group, whichever occurs first. Any termination on account of a liquidation, merger, or consolidation of the Company, which involves (I) no substantial change in the make-up of employees, (2) only a technical change in the employment relationship, and (3) no meaningful change in the beneficial ownership of the business will not be considered a termination of service. Distribution of such Former Participant's Regular Account will be made, after deducting any required forfeiture of Company Contributions, when the Plan or his service with the Company is terminated or, at his option, when his Before-Tax Account is distributed. A Former
     Participant who, prior to his termination of service, elected to defer receipt of his Regular
     Account balance under this Subparagraph may, at any time prior to settlement of his accounts, request immediate distribution of the balance in his Regular
     Account less any required forfeiture of Company
     Contributions.

2.   Terminations Without Forfeiture

     No forfeiture of Company Contributions will be charged against a Participant if termination of participation occurs

(a) for any reason after the Participant attains normal retirement age or five years of service which includes four years of participation in the Plan, or

(b)  at any time by reason of

(1) retirement under the Company's Pension and Retirement Plan, including incapability retirement,

(2) becoming an employee of a subsidiary, an affiliated group company, or a partnership or joint venture in which the Company has an ownership interest provided the individual becomes an employee of such entity at the request of the Company,

(3) termination due to lack of work, sale of a business or facility or pursuant to the Company's Voluntary Termination Incentive (VTI)
     Policy, except in the event the Participant is reemployed prior to distribution of his accounts,

(4) termination on account of total and permanent disability as determined under the Company's
     Total and Permanent Disability Income Plan,

(5) termination of the Participant's service resulting from the transfer by the Company of the Participant's spouse to another employment location,

(6)  death, or

(7)  termination of the Plan.

3.   Terminations With Forfeiture

     A Participant will forfeit all of the Company
     Contributions made for his account if he has less than five years of service which includes four years of participation in the Plan and he

(a)  voluntarily terminates participation, or

(b) ceases to be an employee for any reason other than those specified in Paragraph 2(b) of this Section.

4.   Distribution of Accounts

(a) Subject to the conditions in Paragraph 1 of this Section and Subparagraphs (c) and (i) of this Paragraph, as soon as practicable after termination of participation in the Plan under the provisions of Paragraph 2 of this Section, distribution of the balance in the individual's accounts, including all nonforfeited Company Contributions, will be made on the following bases:

(1) For Funds B, C and E, cash equal to the value of the individual's Units and/or Shares, as appropriate, therein at the valuation date on which the termination of participation occurs, or, where termination is on account of death, the valuation date of the business day preceding the day of distribution.

(2) For Fund D, delivery of full shares of Company common stock in the individual's account, plus the value in cash of any fractional interests in a share of such stock and accrued income at the valuation date on which termination of participation occurs or, at the election of the individual, some or all in cash.

(3) For Fund L, delivery of any promissory note(s) in the individual's account, if requested.

(b) Subject to the conditions in Paragraph 1 of this Section and Subparagraphs (c) and (i) of this Paragraph, as soon as practicable after termination of participation in the Plan under the provisions of Paragraph 3 of this Section, distribution of the balance in an individual's accounts will be made as provided in Paragraph 4(a) of this Section except that the individual shall forfeit an amount equal to the lesser of

(1) the dollar amount of Company Contributions credited to his accounts prior to the valuation date on which termination occurs, or

(2) the current value of the units and shares attributable to his Company Contributions.

(c)  Beneficiary Designation

(1)  A Participant, Former Participant, Retired
     Participant or Spouse Beneficiary may designate any beneficiary or beneficiaries he chooses to receive all or part of his interests in Funds
     B, C, D and E in case of his death, and he may replace or revoke such designation. However, in the event the Participant, or Spouse
     Beneficiary has a spouse, no designation of a person other than the spouse shall be permitted, unless such spouse has consented in writing in the manner prescribed by the Company to another beneficiary, or such consent could not be obtained because the spouse could not be located or because of such other reasons as applicable Treasury Regulations may provide in which case distribution shall be made as provided in Paragraph 4(a) of this Section. If no surviving spouse exists and no beneficiary designation is in effect, distribution shall be made to, or in accordance with the directions of, the executor or administrator of the decedent's estate.

     With respect to non-Spouse Beneficiaries
     (including a beneficiary who is a spouse of a Former Participant), the balance of a deceased
     Participant's, Former Participant's, Alternate
     Payee's or Retired Participant's Plan assets will remain in the accounts and Funds as of the time of his death, pending distribution. Total distribution shall be made to such beneficiaries no later than the end of the twelfth month following the death of the Participant, Former Participant, Alternate
     Payee or Retired Participant.

     If in the opinion of the Company there is a question as to the legal right of any beneficiary to receive a distribution under the Plan, the amount in question may be paid to the decedent's estate, in which event the Trustee and the Company shall have no further liability to anyone with respect to such amounts.
     Non-Spouse Beneficiaries may not designate beneficiaries; account balances remaining at the time of their death will be paid to their estates as soon as practicable following the death of the Non-Spouse Beneficiary.

(2) If the Plan Administrator receives a qualified disclaimer (as defined in Code section 2518) from any designated beneficiary entitled to benefits as a result of, and within nine months after, the death of a Participant, Former
     Participant, Spouse Beneficiary, Alternate
     Payee or Retired Participant, such benefits shall instead be paid to an alternate beneficiary determined according to a valid beneficiary designation made by the deceased.
     Payment to an alternate beneficiary on account of receipt of a qualified disclaimer shall not be treated as a violation of Section XVII. of the Plan.

(d)  Retirement Deferral Election

(1)  Notwithstanding the provisions of Paragraph
     4(a) of this Section,

(i)  a Participant, at any time prior to the
     effective date of his retirement under
     Section IV, XI.A.(l) or XI.A.(2) of the
     Company's Pension and Retirement Plan, the
     Company's Special Retirement Opportunity
     Program, provided such retirements occur during the effective dates of the Company's Voluntary Separation Program, the Voluntary Separation Program Prime or a similar provision of a plan of an affiliated group company, or

(ii) the Spouse Beneficiary of a deceased
     Participant or Retired Participant who had not reached his Required Beginning Date may elect, revoke, or reelect an option to have the distribution in the Participant or Retired
     Participant's accounts made no later than April
     1 of the calendar year following the year in which he attains age 70 1/2 except that, in the case of a Spouse Beneficiary, distribution of the balance in the accounts shall commence on or before the later of the end of the year in which the deceased employee would have attained age 70 1/2 or the end of the year after that in which the employee died. In the event the Retired Participant is reemployed and reenrolls in the Plan prior to the specified month, the election will be revoked and no distribution will be made on account of the prior termination of employment. A Participant,
     Retired Participant or Spouse Beneficiary may revoke the election and request distribution of the balance in the accounts at any time prior to the time prescribed by this subparagraph.

(2)  With respect to a Participant, Retired
     Participant, or Spouse Beneficiary who has made an election under this Section XVI.4(e):

(i) Transfers between Funds B, C, D and E of the Regular Account and Funds B, C, D and
     E of the Before-Tax Account shall be
     permitted as set forth in Section VIII.l.;
     and,

(ii) up to three (3) Withdrawals may be made during each calendar year in accordance with Section XIV.

(3) At any time prior to settlement of the accounts under this Subparagraph, the Participant,
     Retired Participant, or Spouse Beneficiary may direct payment of the balance of his accounts in accordance with Paragraph 5 of this Section.
     In the absence of such direction, the
     distribution will be valued as of the date of settlement.

(e)  Termination of Employment

     If termination of employment, other than a termination of employment described in Section
     XVI.2(b), occurs prior to the last scheduled work day of the month, no Company Contribution will be made for the month of termination.

(f)  Application of Forfeitures

     All amounts forfeited by Participants terminating their participation in the Plan shall be applied to reduce Company Contributions required by Section V.

(g)  Sale of Business or Facility

     A Participant, whose employment, with the Company or with a partnership or a joint venture in which the Company has an ownership interest and with whom such Participant was employed at Company request, is to be terminated in connection with the sale by the Company of any business or facility or of the Company's interest in such entity, may, at any time prior to termination of employment, designate that the balance in his Before-Tax and After-Tax Accounts
     (including the balances in Fund L) be paid in cash and promissory note(s) directly to the trustee of a qualified defined contribution plan maintained by the purchaser of the business or facility if such plan will accept the transfer of assets and note(s).

     As of the valuation on the day of termination of the Participant's employment, the balance of his Before-Tax Account in Funds B, C, D and E and his
     Regular Account in Funds B, C, D and E shall be allocated to his Regular Account in Fund B and the balance of his Before-Tax Account Fund L shall be allocated to his Regular Account Fund L.

     Payment to the trustee of the receiving plan will be made as soon as practicable after the Company receives satisfactory proof that the requirements of
     Section 414(1) of the Code will be satisfied in the transfer of assets. At any time prior to such transfer of assets, the individual may request distribution of the balance of his accounts. Such payment to the trustee of the receiving plan or distribution to the individual will be in cash (and promissory note(s), if applicable) as of the valuation date on which such proof or request, respectively, is received by the Company.

(h)  Post Termination Participation

     After termination of service, the following Former
     Participants may elect to participate in the Plan to the extent provided in this Subparagraph:

(i) Individuals whose service is terminated due to lack of work, pursuant to the Company's
     Voluntary Termination Incentive (VTI) Policy, or due to the sale of a business or facility by the Company; and,

(ii) all others whose vested account balances exceed
     $3500 at the time of termination or ever exceeded $3500 and who do not consent to the distribution of their account balances.

     No further Company Contributions or employee
     After-Tax Contributions or Before-Tax Contributions will be permitted and such participation shall not count for vesting purposes. A total distribution may be taken at any time. Total distribution shall be made under this Subparagraph no later than April 1 of the calendar year following the year in which the individual attains age 70 1/2.

(i) If a distribution is required under the terms of this Plan, pursuant to the Code, pursuant to a Qualified Domestic Relations Order, or because an account holder requested a distribution and the account holder or alternate payee to whom such a benefit must be paid or who requested payment cannot be located, such distribution shall be held without interest and forfeited six (6) months after the end of the month in which the distribution was required to be made or requested and shall be used to reduce
     Company Contributions as provided in Section
     XVI.4(g) provided that the amount of such forfeiture shall be reinstated without interest if, prior to termination of the Plan, a claim is made by the account holder or alternate payee for the forfeited distribution.

(j) If an account is created for an Alternate Payee pursuant to a Qualified Domestic Relations Order no Company Contribution or employee After-Tax and/or
     Before-Tax Contributions will be permitted. A total distribution may be taken at any time. Total distribution shall be made to the Alternate Payee under this Subparagraph no later than April 1 of the calendar year following the year in which the Participant, from whom the Alternate Payee's account was derived, attains age 70 1/2.

5.   Periodic Payment Options

(a) In lieu of distribution of accounts in accordance with Paragraph 4 of this Section,

(i) a Participant who retires under Section IV, XI.A.(l) or XI.A.(2) of the Company's Pension and Retirement Plan, the Company's Special
     Retirement Opportunity Program provided such retirements occur during the effective dates of the Company's Voluntary Separation Program, or the Company's Voluntary Separation Program
     Prime, at any time prior to settlement of his accounts,

(ii) the Spouse Beneficiary of a deceased
     Participant or Retired Participant who had not reached his Required Beginning Date; or

(iii) a Participant, in February of the calendar year that contains his Required Beginning Date,

     may elect, revoke or reelect to have some or all proceeds paid out in one of the following methods of periodic payments except that in the case of Section
     XVI.5(a)(iii) only Lifetime Periodic Payments pursuant to Section XVI.5(a)(B) may be elected:

(A)  Variable Periodic Payments.

     Under this option, the proceeds in the
     Participant, Retired Participant, or
     Spouse Beneficiary's Before-Tax and
     Regular Accounts will be paid out in a
     specified number of monthly or annual
     periodic payments beginning in the month following that in which the Participant retires or that in which the Participant, Retired Participant, or Spouse Beneficiary elects periodic payout in lieu of deferral under Section XVI.4(e) and ending (subject to amounts available in the account) after the specified number of payments have been made or in the month of notification to the Plan Administrator of the death of the Participant, Retired Participant or Spouse
     Beneficiary, the remainder being paid to the designated beneficiary(ies) in accordance with Section XVI.4(d); provided that the number of monthly periodic payments cannot exceed the actuarial life expectancy(ies) specified in the Unisex
     Annuity Tables promulgated by the
     Department of Treasury under Section 72 of the Code for those the same age(s) as the Participant (Retired Participant or Spouse
     Beneficiary), or as the Participant
     (Retired Participant or Spouse
     Beneficiary) and the oldest designated
     primary beneficiary, if any: provided
     further that the distribution cannot be
     less than the amount needed to satisfy the minimum distribution incidental benefit requirement of Section 401(a)(9) of the Code, and provided further that a Spouse
     Beneficiary may continue to receive the
     remaining periodic payments after the
     death of the Participant (or Retired
     Participant); or

(B)  Lifetime Periodic Payments.

     Under this option, the proceeds in the
     Participant, Retired Participant, or
     Spouse Beneficiary's Before-Tax Account
     and Regular Account will be paid out in
     monthly or annual periodic payments based on the actuarial life expectancies specified in the Unisex Annuity Tables promulgated by the Department of Treasury under IRC sec. 72, recalculated annually, of the Participant (Retired Participant or Spouse Beneficiary), or the Participant
     (Retired Participant or Spouse
     Beneficiary) and the oldest designated
     primary beneficiary, beginning with the
     month following that in which the
     Participant retires or that in which the Participant, Retired Participant, or
     Spouse Beneficiary elects periodic payout in lieu of deferral under Section
     XVI.4(e), and ending (subject to amounts available in the account) in the month of notification to the Plan Administrator of the death of the Participant, Retired
     Participant, or Spouse Beneficiary,
     provided that the distribution cannot be less than the amount needed to satisfy the minimum distribution incidental benefit requirement of Code Section 401 (a)(9).
     The remainder shall be paid to the
     designated beneficiary(ies) in accordance with Section XVI.4(d) except that a Spouse
     Beneficiary of a Participant or Retired
     Participant receiving lifetime periodic
     payments under this Section XVI.5(a)(B)
     based on their joint life expectancies may continue receiving installments which shall be recalculated annually based on the spouse's life expectancy after the death of the Participant or Retired
     Participant.

(C)  Fixed Payments

     Under this option, the proceeds in the
     Participant, Retired Participant, or
     Spouse Beneficiary's Before-Tax Account
     and Regular Account will be paid out in a specified monthly or annual amount designated by the Participant, Retired
     Participant, or Spouse Beneficiary. The
     designated amount shall be paid on a
     monthly or annual basis beginning in the month following that in which the Participant retires or that in which the Retired Participant, or Spouse Beneficiary elects the Fixed Payment option and end at such time as the account balance is zero.

(D)  Level Periodic Payments

Under this option, the proceeds in the
     Participant, Retired Participant, or
     Spouse Beneficiary's Before-Tax Account
     and Regular Account will be paid in equal monthly or annual payments calculated by amortizing the account balance over a number of years equal to the life expectancy of such Participant, Retired
     Participant, or Spouse Beneficiary or the joint life and last survivor expectancy of such Participant, Retired Participant, or
     Spouse Beneficiary and a designated
     beneficiary at reasonable interest
     determined on the date payments begin by the Plan Administrator.

(b) For subparagraphs (A) variable and (B) lifetime, each periodic payment during a calendar year
     (subject to amounts available in the account) shall be equal to the amount determined by dividing the value of the account, at the payment commencement or the last recalculation date, by the number of months remaining in the term selected for payments under subparagraph (A), or in the life expectancy for payments under subparagraph (B), except that the last payment in a term selected under subparagraph A will be adjusted if necessary to liquidate the account. A recalculation will be performed as of each December 31.

(c)  A Participant, Retired Participant or Spouse
     Beneficiary who elects periodic payments may make
     Fund Transfers in accordance with Section VIII. 1 of this Plan.

(d) At any time during the periodic payout period, the Participant, Retired Participant, or Spouse
     Beneficiary may request distribution of the balance in his accounts. Such distribution will be based on the value of the account as of the valuation date on which the request is made. During each calendar year of the periodic payout period, a Retired Participant or Spouse Beneficiary is also eligible to take up to three Withdrawals in accordance with Section XIV.

(e) If a Retired Participant receiving monthly periodic payments pursuant to this Paragraph is reemployed prior to April 1 of the calendar year following the calendar year in which he attains age 70-1/2, periodic payments shall terminate. At the earlier of
     (i) his retirement again under Section IV of the Company's Pension and Retirement Plan or (ii) March
     1 of the calendar year following the calendar year in which he attains age 70-1/2, he shall designate any type of distribution of the balance in his accounts permitted under Paragraph 4 of this Section or this Paragraph 5. However, if the Retired
     Participant is reemployed (i) as a Limited Service
     Employee as such term is defined in the Service
     Rules or (ii) after February 28 of the calendar year following the calendar year in which he attains age
     70-1/2, periodic payments will continue; any increase in the balance in his account(s) attributable to After-Tax, Before-Tax, or Company
     Contributions made after his reemployment will be distributed in accordance with Paragraph 4 of this Section when his service with the controlled group is again terminated.

(f) Notwithstanding any other provision of this Plan or election by a Participant, Retired Participant or Spouse Beneficiary to the contrary, distributions shall be made in such minimum amounts and at such times as required by Code section 401 (a)(9) and all regulations thereunder. If no payment election has been received by the Plan Administrator at the time minimum distributions are required to be made, the Plan will commence monthly payments under the lifetime periodic payments under Subparagraph (B).

(g)  A Participant, Former Participant, or Spouse
     Beneficiary who has received one or more periodic payments under the Lifetime, Variable, Fixed or Level Payments may revoke his prior election no more than once a year and elect to receive his account balance in any other periodic payment options.

6.   Reenrollment in Plan

(a)  After Voluntary Termination

     If a Participant terminates his participation in the Plan and remains employed, he shall immediately be eligible to participate in the Plan, except that no Company Contributions will be made to the Participant's accounts for any of the six months following the month of termination. Upon reenrollment he shall be entitled to credit for his years of participation subsequent to September 30, 1976.

(b)  After Reemployment

     If a Participant who has, before January 1, 1985,
     (1) voluntarily terminated participation as described in Paragraph 6(a) of this Section and subsequently terminated service with the Company, or
     (2) had his participation terminated because his service with the Company was terminated, is reemployed, he shall immediately be eligible to participate in the Plan provided he is

(i) reemployed during the same computation period in which his service terminated, or

(ii) compensated with respect to more than 500 hours during the computation period in which his service is terminated and he is reemployed in the next succeeding computation period.

     If a Participant who has, after December 31, 1984,
     (1) voluntarily terminated participation as described in Paragraph 6(a) of this Section and subsequently terminated service with the Company, or
     (2) had his participation terminated because his service with the Company was terminated, is reemployed, he shall immediately be eligible to participate in the Plan. For purposes of the preceding sentence and Sections XVI.6(c)(1) and XVI.6(c)(2), absence from employment for the following reasons which commences after December 31, 1984 shall be considered hours of service:

(i)  pregnancy or birth of a child of the
     individual,

(ii) placement of a child with the individual in connection with its adoption by the individual;
     and

(iii)     caring for such child beginning
     immediately after such birth or placement.

     No more than 501 hours shall be considered hours of service under the preceding sentence in connection with any pregnancy or placement. Upon reenrollment, he shall be entitled to credit for his years of participation subsequent to September 30, 1976. In the case of a Participant who voluntarily terminated participation, no Company Contributions will be made to the Participant's accounts for any of the six months following the month of termination.

(c)  Buy-Back of Forfeitures

(1) A Participant who reenrolls in the Plan as provided in (a) or (b) above, and who forfeited
     Company Contributions on account of his
     termination of participation in, and a
     distribution from, the Plan, may repay at any time prior to termination of employment in a single cash payment an amount equal to the value of the distribution at the valuation date on which the withdrawal occurred.

(2) A Participant who received a Withdrawal from his Regular Account or his Before-Tax Account, and who forfeited Company Contributions on account of such Withdrawal, but did not terminate participation in the Plan, may repay in a single cash payment an amount equal to the value of either (i) the Withdrawal or (ii) the amount of Matched After-Tax and/or Matched
     Before-Tax Contributions withdrawn at the valuation date on which the Withdrawal occurred.

(3) A Participant who terminated participation after December 31, 1984, or who made a Withdrawal after December 31, 1984, in either case resulting in a forfeiture of Company
     Contributions must make the repayment provided in ( 1 ) or (2) above in the case of a distribution on account of separation from service.

(4) Upon repayment under ( l ) or (2) above, the dollar amount of the Company Contributions forfeited by the Participant will be restored to his Regular Account and allocated to Funds
     B, C, D or E in whole multiples of 1% in accordance with the Participant's authorization. The Participant shall authorize the Company to allocate the amount repaid to his Regular Account in Funds B, C, D or E in the manner prescribed in Section VII. 1 for allocating After Tax Contributions. All repaid amounts shall be identified as Unmatched
     After-Tax Contributions in the Participant's accounts.

(5) A Participant who terminates employment with the Company and does not receive a distribution from the Plan shall not have his unvested
     Company Contributions forfeited until he has incurred five consecutive One-Year Breaks in Service commencing with his termination.

7.   Computation Period

     For purposes of this Section, a computation period shall be a period of 12 consecutive months commencing the later of January 1, 1976, or the employee's date of employment or reemployment, whichever is applicable, or any succeeding anniversary of such date.


XVII.     NONASSIGNMENT

     Except as provided by Section 401(a)(13) of the Code, no assignment of the rights or interests of account holders under this Plan will be permitted or recognized, nor shall such rights or interests be subject to attachment or other legal processes for debts.


XVIII.    OPERATION OF THE PLAN AS A TOP-HEAVY PLAN

     If it is determined that the Plan is a top-heavy plan, within the meaning of Section 41 6(g) of the Code, for any plan year, this Section will supersede all other provisions to the contrary and apply for such plan year.

l.   Minimum Vesting

     Each Participant shall have a nonforfeitable right to a percentage of the Company Contributions and earnings thereon in his Regular Account, as determined in accordance with the following table:

   Years of                   Nonforfeitable
Participation                   Percentage

2 but less than 3                   20%

3 but less than 4                   40%

4 but less than 5                   60%

5 and greater                      100%

     For purposes of determining the years of participation of a reenrolled Participant, the provisions of Sections
     XVI.6 (a) and (b) shall apply. Vesting of nonforfeitable rights to Company Contributions accrued after the Plan ceases being top-heavy shall be determined in accordance with the Plan's vesting provisions in effect prior to the Plan becoming top-heavy.

2.   Minimum Contributions

     Contributions by the Company under the Plan, including Before Tax Contributions, on behalf of each Participant who has not separated from service at the end of the Plan year and who is a non-key employee shall not be less than three percent of his Compensation.

3.   Compensation Limitation

     For any plan year in which the Plan is a top-heavy plan, the compensation limitation set forth in Code Section 41
     6(a) shall apply.

4.   Effect on Limitation on Annual Additions

     For any plan year in which the Plan is top-heavy, the combined limitation described in Section XIX.7(b) shall be applied by substituting "1.0" for "1.25" wherever it appears in Sections XIX. 1 2(s) and (v).

5. Definitions - For purposes of these top-heavy provisions, the following definitions shall apply:

(a) Key employees and non-key employees. In determining which employees are key employees and which are non-key employees, the criteria set forth in Code
     Section 416 and the regulations thereunder shall be applied.

(b) Top-heavy ratio. The top-heavy ratio shall be computed in accordance with Code Section 416 and the regulations thereunder.

(c) Aggregation Group. For purposes of determining if the Plan is a top-heavy plan for a particular Plan year, each tax qualified plan of the Company in which a key employee participates in the Plan year containing the determination date, or any of the four preceding Plan years, and each other tax qualified plan of the Company, which during this period, enables any plan, in which a key employee participates, to meet the requirements of Code
     Sections 401 (a)(4) or 410 shall be aggregated within the required aggregation group. All other tax qualified plans which are not required to be aggregated under the preceding sentence but that satisfy the requirements of Code Sections 401(a)(4) and 4 10 when considered together with the required aggregation group shall also be aggregated.

(d) Determination Date. The determination date for any Plan year shall be September 30 of the preceding
     Plan year.

(e) Valuation Date. The valuation date applicable to the determination date shall be September 30 of the preceding Plan year.


XIX. MISCELLANEOUS PROVISIONS

1.   Plan Administration

(a) The Company shall have the authority to control and manage the operation and administration of the Plan and to designate one or more persons to carry out the responsibilities of the operation and administration of the Plan. The Named Fiduciary for the investment aspects of the Plan is the Vice
     President, Pension Fund Investment; the Named
     Fiduciary for all other aspects of the Plan is the Director, H. R. Service Company. The Company, or such person or persons as the Company may designate, may employ one or more persons to render advice with regard to any responsibility of the Company or any such person under the Plan.

(b) All authorizations, designations and requests concerning the Plan shall be made by employees in the manner prescribed by the Company.

(c) The Company, or its designee by written instrument, shall have the responsibility of appointing
     Trustees, as provided in Paragraph 1 of Section IX,
     Paragraph 1 (a) of Section X, Paragraph 1 of Section
     XI and Paragraph 1 of Section XII, and the
     Compensation and Benefits Committee, or its designee by written instrument, shall have the responsibility of making the designations called for pursuant
     Paragraph l(b) of Section X.

(d) The Company retains discretionary authority to determine eligibility for benefits hereunder and to construe the terms and conditions of the Plan. The decision of the Company shall be final with respect to any questions arising as to interpretation of this Plan.

(e)  The Company is the Plan Administrator.

(f) Subject to the requirements of the Code, the Company may authorize the Trustees of the Plan to accept a rollover of assets in cash and/or Company common stock received in a qualified distribution from a qualified employer plan as described in Code Sec.
     402(a)(5), or received in a distribution from an individual retirement account, as described in Code
     Sec. 408(d)(3)(A)(ii). Any Company common stock received will be allocated to Regular Account Fund
     D. The Account Holder shall designate the manner in which all other rollover contributions to the Plan will be invested. All amounts so received will be treated as Earnings in the Regular Account. Only taxable amounts may be rolled over under this Section.

(g) A newly hired employee who has made a rollover contribution to the Plan in accordance with Subparagraph (f) who has not otherwise become a Participant of the Plan may make, with respect to his rollover contribution, fund transfers in accordance with Section VIII and withdrawals in accordance with Section XIV; provided, however, that such employee shall not have a right to make
     Before-Tax Contributions, After-Tax Contributions or have Company Contributions made on his behalf or institute loans until he has otherwise satisfied the requirements imposed by Section II.

(h) Subject to the requirements of the Code, the Company may authorize the Trustees of the Plan to accept a trust-to-trust transfer of assets requested by a Participant, Retired Participant or Spouse
     Beneficiary in cash and/or Company common stock received from a qualified defined contribution plan including the Du Pont Tax Reform Act Stock Ownership
     Plan. The Company common stock shall be allocated to Regular Account Fund D. The account holder shall designate the manner in which all other transferred contributions to the Plan will be invested. Taxable amounts received pursuant to this Section will be treated as Earnings in the Regular Account.
     Nontaxable amounts will be treated as Unmatched
     After-Tax Contributions.

(i) Payments from the Plan may be "eligible rollover distributions" if they are not payments for an account holder's lifetime (or life expectancy), or account holder's lifetime and his beneficiary's lifetime (or life expectancy) or a period of ten years or more. Only taxable amounts of the distributions are "eligible for rollover distribution".

     A Participant, Former Participant, Retired
     Participant, Spouse Beneficiary or Alternate Payee may instruct the Plan Administrator to make a direct rollover of all or a portion of his distribution that is an "eligible rollover distribution" to another qualified plan or an Individual Retirement
     Account.

     In the event a Participant, Former Participant,
     Retired Participant, Spouse Beneficiary or Alternate
     Payee elects not to make a direct rollover of all or any portion of his "eligible rollover distribution", the distribution shall be subject to the 20% withholding specified in Code Section 3405.

(j) Overpayments of a distribution under this Plan shall be repaid within thirty (30) days after written demand is made for repayment by the Plan
     Administrator. In the event repayment is not made either within thirty (30) days of such demand or in accordance with such terms as may be agreed to by the Plan Administrator, an amount, to the extent available, equivalent to the overpaid amount shall be deemed to have been withdrawn by the account holder under Section XIV, XV or XVI, whichever is applicable, and the limitation on the number of Withdrawals contained in Section XIV.1. shall not apply to such Withdrawal. Until any remaining overpaid amount is repaid or restored, a Participant shall neither deposit After-Tax Contributions nor make Before-Tax Contributions, and Company
     Contributions shall be suspended.

(k) Notwithstanding any other provision of the Plan, benefits under the Plan shall be limited as required by the Internal Revenue Code.

2.   Administrative Expense

     Reasonable expenses of administering the Plan, including, but not limited to, recordkeeping expenses, trustee fees, and transactional costs shall, at the election of the Plan Administrator, be paid by Participants. Brokerage fees, transfer taxes, investment fees and other expenses incident to the purchase and sale of securities and other investments in Funds B, C, D, and E shall be included in the cost of such securities or investments, or deducted from the sales proceeds, as the case may be.

3.   Modification or Termination

     The Company reserves the right to change or discontinue this Plan in its discretion by action of the Company or by written instrument executed by such person or persons as the Company may designate; provided, however, any change which has the effect of reducing or terminating benefits under this Plan will not be effective until one year following announcement of such change by the Company, unless earlier change is required to comply with governmental regulations. In the event of the complete or partial termination of the Plan, or complete discontinuance of Company Contributions under the Plan, distribution of full shares of Company common stock, and all cash balances including those resulting from the liquidation of Funds B, C and E will be made to the affected Participants in accordance with Section XVI.4(a).

4.   Transition to Amended Plan

     Where an individual is in a bargaining unit represented by a union for collective bargaining, with which discussions have been had concerning this Plan as last amended, the provisions of the amended Plan shall not become effective for such individual unless and until (i) such discussions or (ii) existing collective bargaining agreements result in favor of applicability of the amended Plan. The terms of the Plan in effect immediately prior to the last amendment shall continue to apply to an individual so excluded unless and until discussions with the union representing his unit have concluded in favor of applicability to the unit of the amended Plan or of other employee benefits in lieu thereof, or unless and until the individual is made eligible under the amended Plan by lawful unilateral action of the Company.

5.   Transfer of Assets

(a) In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each employee shall (if the Plan is then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is no less than the benefit to which he would have been entitled immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

(b)  (1)  In connection with an individual's
     transfer of employment to an affiliated group company or pursuant to such individual's employment at Company request with a partnership or joint venture in either of which the Company has an ownership interest, he may elect to have the value of the balances in his accounts in Funds B, C, D, E and L in this Plan transferred to the qualified profit-sharing plan of the company to which he was last transferred or of such partnership or joint venture by which he was last employed. The transfer of account balances may be made in cash or in kind, whichever the Plan
     Administrator determines most appropriate under the circumstances. The balance in the individual's Before-Tax Account will not be transferred unless the plan to which it is to be transferred satisfies the requirements of Code Section 401 (k). The balance in his account in Fund L will not be transferred if the trustee under the receiving plan will not accept the individual's promissory note(s).
     Account balances to be transferred will be valued and transferred as soon as practicable following receipt by the Plan Administrator of proof satisfactory to the Plan Administrator that the Plan to which assets are being transferred is a tax-qualified plan under the Code. The individual may exercise this option at any time prior to termination of employment with the affiliated group or such partnership or joint venture. At any time prior to making such election the individual will be considered a Participant, except that such Participant shall not be permitted to make deposits to his accounts; provided, however, that an individual whose employment was transferred to an affiliated group company may make Supplemental
     Savings Deposits as provided under Section IV.
     1 (b). The maximum allowable Supplemental
     Savings Deposit for an individual whose
     employment was transferred to an affiliated group company shall be determined as if he had terminated participation in the month of his transfer of employment. If the individual terminates employment with the affiliated group or such partnership or joint venture prior to exercising his option, distribution of the balances in his accounts will be made as provided in Paragraphs 4 and 5 of Section XVI.

(2) In connection with an individual's transfer of employment from an affiliated group company or an individual's employment with the Company immediately upon the termination of such individual's employment, at Company request, from a partnership or joint venture in either of which the Company has an ownership interest, the balances in his qualified profit-sharing plan accounts which are transferred to this Plan will be deposited in Regular and Before-Tax Accounts, as appropriate, and allocated in cash or in kind to Funds B, C, D, or E, except that any cash transferred will be deposited in Fund B and any promissory note(s) will be converted to a promissory note under this Plan and transferred to Fund L. The determination of whether the account balances are to be transferred in cash or in kind shall be made by the Plan Administrator.

     Except for purposes of Section IV. 1 (b), an individual's period of participation under this Plan will include his period of continuous participation in the qualified profit-sharing plan of the affiliated group company immediately preceding the transfer of employment. With respect to an individual who was employed by the Company immediately upon the termination of such individual's employment, at Company request, from a partnership or joint venture in which the Company has an ownership interest, years of participation by the individual in such entity's qualified profit-sharing plan shall be recognized as years of participation in this Plan provided such individual transfers his entire account balance from the qualified profit-sharing plan of such entity to this Plan. An individual with respect to whom company contributions to the plan of an affiliated group company or such partnership or joint venture were suspended at the time of his transfer or of his employment by the Company from such partnership or joint venture will not be entitled to Company Contributions under this Plan until the suspension period lapses. A withdrawal by a participant of any part of a qualified profit-sharing plan account remaining to his credit in the plan of an affiliated group company or such partnership or joint venture, where such account remains after his transfer from such affiliate, partnership or joint venture to any other affiliate, partnership or joint venture will have the same effect on his participation in this Plan as if he made such withdrawal from this Plan.

(c) In connection with the acquisition of a business or facility, the Company, in its discretion, may direct the Trustee of Fund B of the Plan to accept a transfer of assets, in cash, or the Trustees of Funds B and L to accept a transfer of assets in a combination of cash and promissory note(s) which note(s) must be converted to note(s) under this Plan and transferred to Fund L from the trustee(s) of a qualified defined contribution plan maintained by the seller of the business or facility. The cash received will be allocated to the employees' accounts in Fund B based on the value on the date in which the transfer takes place. Amounts received which were employee contributions will be treated as Unmatched After-Tax amounts; amounts which were Before-Tax Contributions will be treated as Unmatched Before-Tax amounts; amounts which were Earnings on Before-Tax amounts will be treated as Earnings on Before-Tax amounts; and all other amounts received will be treated as Earnings in the Regular Account. The Board of Benefits and Pensions may recognize service with the seller by an employee for purposes of eligibility in this Plan and may also recognize participation in the seller's plan by an employee who enrolls in the Plan and whose entire account assets are transferred to this Plan for purposes of participation in this Plan, and the assets transferred for his account will be valued in accordance with Section X.3.

(d) In connection with the previous acquisition of a business or facility in which the seller agreed to later reemploy individuals who had become employees of the Company, the Company may, in its discretion, direct the Trustees of the Plan to transfer account balances of Former Participants who are so reemployed to the trustee of the seller's qualified defined contribution plan, provided the requirements of Section 414(1) of the Code will be satisfied in the transfer of assets.

6.   No Guarantee of Security Values

     The Company does not guarantee or represent in any way that the value of stocks and other assets in which the account holder has an interest will increase or will not decrease. Each Participant assumes all risks in connection with any changes in the value of securities and other assets in the various Funds in which he may have an interest.

7.   Limitations on Annual Additions

     This Plan provision supersedes any other Plan provision which would conflict with this one.

(a) In no case may annual additions to a Participant's account, determined on a calendar year basis, either solely under the Plan or under an aggregation of the Plan with all other Defined Contribution Plans maintained by the Corporate Employer, exceed the lesser of 25% of his Compensation or $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code sec. 415(b)(1)(A) for the year).
     For this purpose, "annual additions" are, for any year, the sum of (1) contributions to a Defined
     Contribution Plan on behalf of a Participant by the Corporate Employer, including deferrals under Code sec. 401(k), and (2) employee contributions;
     provided, however, that Annual Additions for any Plan Year beginning before January 1, 1987, shall not be recomputed to treat all the employee's contributions as Annual Additions. If the limitation in this paragraph would otherwise be exceeded, After-Tax and Before-Tax Contributions will be returned or paid, and Company Contributions will be removed from the employee's account and applied to reduce the subsequent contributions of the Company under the Plan, to the extent necessary, as determined by the Plan Administrator.

(b) When annual additions are viewed in conjunction with an employee's interest in all other Defined Benefit and Defined Contribution Plans of the Corporate
     Employer, the sum of the Defined Benefit Plan
     Fraction and the Defined Contribution Plan Fraction for any year shall not exceed 1.0. If the limitation in this paragraph would otherwise be exceeded, the Plan Administrator shall determine the extent to which the Participant's benefit under any one or more of such plans shall be reduced in order to comply with that limitation in such a manner as to maximize the aggregate benefits payable to the Participant.

(c) From time to time, and at least annually, the level of participation in the Plan will be reviewed and, if necessary, the amount of After Tax and Before Tax
     Contributions which may be elected in accordance with Paragraph 1 of Section IV will be adjusted to assure that the Plan continues to satisfy Internal
     Revenue Service guidelines.

8.   Qualified Domestic Relations Orders

     The Plan will make payment from an account holder's Regular and/or Before-Tax Account as required by a qualified domestic relations order, as defined under Sec. 414(p) of the Code. Any amounts awarded to an alternate payee, prior to the death of the Participant, Former Participant or Retired Participant pursuant to a domestic relations order determined by the Plan Administrator to be qualified shall be distributed within 90 days of such determination, unless the qualified domestic relations order specifies that the Alternate Payee shall have an account in the Plan. No Loan, Withdrawal, or other action otherwise permissible pursuant to any provision of the Plan shall be taken which, in the opinion of the Plan Administrator, may be inconsistent with the provisions of a qualified domestic relations order.

9.   Subsidiaries with No Defined Benefit Pension Plan

     For purposes of Sections XVI.2(b)(1), XVI.4(e)(1)(i), XVI.5(a)(i) and X~/'I.5(e) only, a Participant with at least 50 years of age and 15 years of service who voluntarily terminates from a subsidiary that has no defined benefit pension plan shall be treated the same as a Participant who retired under Section IV of the Company's Pension and Retirement Plan.

10.  Normal Retirement Age and Years of Participation

     Normal retirement age under the Plan is age 65. A Participant's years of participation will include (1 ) his period of continuous participation in the Plan immediately prior to January 1, 1976, and (2) any computation period during which an employee participates in the Plan and at the same time is compensated with respect to 1,000 or more hours or, if greater, the period of his continuous participation after January 1, 1976. For determining years of participation, an employee will be treated as being compensated with respect to 190 hours for each month in which he is compensated with respect to at least one hour. In the case of a reenrolled Participant, periods of participation prior to reenrollment will be recognized only as provided in Paragraph 6 of Section XVI.

11.  Compensation Taken into Account

     The maximum amount of annual compensation of a Participant that shall be taken into account under this Plan for any year shall not exceed the amount prescribed in Code Section 401 (a)(17).

12.  No Decrease of Accrued Benefit

     No amendment to the Plan shall be effective to the extent it has the effect of decreasing a Participant's accrued benefit. For purposes of this paragraph, a Plan amendment which has the effect of decreasing the Participant's account balance or eliminating an optional form of benefit, with respect to the benefits attributable to service before the amendment shall be treated as reducing an accrued benefit.

13.  Definitions

(a)  The term "Affiliated Group" means the Controlled
     Group, but does not include any foreign subsidiary or any domestic subsidiary which derives in excess of 50% of its gross income for a taxable year from sources without the United States (as defined in Section 7701(a.)(9) of the Code).

(b)  The term "Code" means the Internal Revenue Code of
     1986, as amended.

(c) The term "Company" means E. I. du Pont de Nemours and Company, any wholly owned subsidiary or part thereof and any joint venture or partnership in which E. I. du Pont de Nemours and Company has an ownership interest, provided that such entity ( 1 ) adopts this Plan with the approval of the E. I. du
     Pont de Nemours and Company, or such person or persons as the E. I. du Pont de Nemours and Company may designate and (2) agrees to make contributions in respect of any of its employees who become
     Participants of the Plan.

(d) The term "Controlled Group" means E. I. du Pont de Nemours and Company and its controlled group of corporations within the meaning of Section 1 563(a) of the Code.

(e) The term "Before-Tax Account" means the account in which a Participant's Before-Tax Contributions and earnings thereon are maintained.

(f)  The term "employee"

(1)  includes all employees of the Company;

(2) includes U.S. citizens on leaves of absence granted under Section IV. 1 .(g) of the Service
     Rules, hired by the Company and subsequently employed by a foreign or domestic subsidiary of the Company, who may be treated as employees of the Company under Section 406 or 407 of the Code;

(3) includes a non-U.S. citizen on leave of absence granted under Section IV. l(g) of the Service
     Rules, hired by the Company and subsequently employed by a member of the controlled group;

(4) excludes an individual who is on temporary assignment with the Company from a foreign affiliate of the Company with the expectation that he will return to duties with the foreign affiliate at the end of a period not exceeding three years; and

(5) includes an individual who must be treated as an employee under Section 414(n) of the Cod (a
     "Leased Employee"), but only to the extent required by that Code section and final regulations thereunder. A Leased Employee shall be treated as an employee for purposes of determining Hours of Service for participation and nonforfeitability of benefits (in the event the individual becomes an employee without regard to this paragraph). A Leased Employee shall be treated as an employee for purposes of the other requirements set out in Section
     414(n)(3) of the Code.

(g) The term "Hour" means each hour for which an employee is compensated or entitled to compensation for the performance of duties and includes each such hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by the Company. An hour also includes each hour for which an employee is compensated or entitled to compensation due to vacation, holiday, illness, incapacity (including disability), jury duty, military duty or leave of absence. No more than 501 hours shall be credited hereunder to any employee on account of any single continuous period during which no duties are performed unless such period of compensation is taken into account in determining an employee's length of continuous service under the Service Rules. Hours shall be credited to the period during which the duties are performed or to which the payment relates and, in the case of a period where no duties are performed, shall be credited on the basis of the number of regularly scheduled working hours during the period. All hours shall be credited in conformance with Section 2530.200b-2(b) and (c) of Department of Labor regulations, which is incorporated herein by reference.

(h)  The term "Matched Before-Tax" means Before-Tax
     Contributions on which related Company Contributions are based.

(i)  The term "Matched Regular" means After-Tax
     Contributions on which related Company Contributions are based and all After-Tax Contributions deposited in the Participant's accounts prior to January 1, 1980.

(j) The term "Normal Annual Earnings" means the employee's regular rate of pay as computed by the Company on an annual basis without consideration of occasional or temporary variations from normal working hours. For purposes of this Plan, "pay" shall not include (1) allowances in connection with transfer of employment or termination of employment and other special payments, or (2) awards, Variable
     Pay or payments under a gain sharing program, the Special Compensation Plan, the Incentive
     Compensation Plan, the Stock Option Plan, the former
     Dividend Unit Plan, or similar plans of the Company or any of its affiliated companies.

(k)  The term "Plan Year" means October 1 through
     September 30.

(l) The term "Regular Account" means the account in which a Participant's After-Tax Contributions,
     Company Contributions, and earnings thereon are maintained.

(m)  The term "Service Rules" means the Company's
     Continuity of Service Rules.

(n) The term "Settlement" means final valuation of an account holder's accounts in preparation for distribution of the balance of his accounts.

(o)  The term "Unmatched Regular-Tax" means Before-Tax
     Contributions on which no related Company
     Contributions are based.

(p)  The term "Unmatched After-Tax" means After-Tax
     Contributions deposited in the Participant's accounts after December 31, 1979, on which no related Company Contributions are based.

(q) The term "Corporate Employer" shall mean the Controlled Group, as modified by Code Section
     415(h).

(r) The term "Defined Benefit Plan" shall mean a defined benefit plan as defined in Code Section 414(j) that is qualified under the Code.

(s) The term "Defined Benefit Plan Fraction" for any year shall be a fraction, the numerator of which is an amount representing the total Projected Annual
     Benefit of the employee under all Defined Benefit
     Plans of the Corporate Employer, determined as of the close of the year, and the denominator of which is the lesser of (i) the product of 1.25 multiplied by the dollar limitation set forth in Code sec.
     415(b)(1)(A) (as adjusted under Code sec. 415(b)(2) or in accordance with regulations or other official announcements issued by the Secretary of Treasury), or (ii) the product of 1.4 multiplied by 100% of the employee's average Compensation for his high 3 years.

(t) The term "Compensation" shall mean the compensation of the Participant, as defined in Treasury Reg.
     1.415-2(d), from the Corporate Employer for the year. The annual compensation of each Participant taken into account for determining all benefits provided under the Plan for any determination period shall not exceed $200,000, for Plan Years after December 31, 1988, and shall not exceed $150,000 for Plan Years after December 31, 1993, as such limit is adjusted by the Secretary as provided under Section
     415(d) of the Code. If the period for determining compensation used in calculating an allocation for a determination period is a short Plan Year (i.e., shorter than 12 months), the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short Plan Year, and the denominator of which is 12.

     In determining the compensation of a Participant for purposes of this limitation, the family aggregation rules of Section 414 (q)(6) of the Code shall apply, except that in applying such rules, the term
     "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this section prior to the application of this limitation.

(u) The term "Defined Contribution Plan" shall mean a defined contribution plan as defined in Code Section
     414(i) that is qualified under the Code.

(v) The term "Defined Contribution Plan Fraction" for any year shall mean a fraction, the numerator of which is the sum of the annual additions to the employee's account under all Defined Contribution
     Plans of the Corporate Employer as of the close of the year, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the Corporate Employer: (i) the product of 1.25 multiplied by the dollar limitation under Code
     Section 415(c)(1)(A) for such year (determined without regard to Code Section 415(c)(6)), or (ii) the product of 1.4 multiplied by 25% of the employee's Compensation for such year. In applying this definition with respect to years beginning before January I, 1976:

(1) The aggregate amount taken into account in determining the numerator of the Defined
     Contribution Plan Fraction may not exceed the aggregate amount taken into account in determining the denominator of the Defined
     Contribution Plan Fraction, and

(2) The amount taken into account in determining the amount of an employee's contributions in excess of 6 percent of his Compensation for any year concerned shall be an amount equal to the excess of the aggregate amount of employee contributions for all years beginning before January 1, 1976, during which the employee was an active Participant in the Defined
     Contribution Plans of the Corporate Employer, over 10 percent of the employee's aggregate
     Compensation for all such years, multiplied by a fraction, the numerator of which is 1 and the denominator of which is the number of years beginning before January 1, 1976, during which the employee was an active Participant in the Defined Contribution Plan. For such purpose, employee contributions made on or after October
     2, 1973 shall be taken into account only to the extent that the amount of such contributions does not exceed the maximum amount of employee contributions permissible under the Defined
     Contribution Plans as in effect on October 2, 1973.

     An amount shall be subtracted from the
     numerator of the Defined Contribution Plan
     Fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the Defined Benefit Plan
     Fraction and Defined Contribution Plan Fraction computed under Code section 415(e)(1) does not exceed 1.0 for the Plan year beginning October
     1, 1986.

(w) The term "Projected Annual Benefit" shall mean the benefits which are projected to be paid annually under all Defined Benefit Plans of the Corporate
     Employer to an employee payable as a straight life annuity commencing at normal retirement age. Such projection shall be based on the assumptions that:

(1) The employee's compensation for all future years will equal his Compensation for the year of computation,

(2) The employee's future participation in the Defined Benefit Plans of the Corporate Employer will continue uninterrupted until he has reached normal retirement age and that he will earn a full year of service for each full year he participates in the Defined Benefit Plans of the Corporate Employer during that period, and

(3) All other relevant factors considered in computing the benefits will remain constant with the year of computation.

(x) The term "Transfer" means transfer of Plan assets between or among the various Plan Funds in accordance with Section VIII. of the Plan.

(y) The term "Highly Compensated" shall mean those Participants or employees who are highly compensated within the meaning of Code section 414(q).

(z) The term "Variable Pay" shall mean the variable payment under a pay program that relates a portion of total pay to business objectives such that if objectives are met, targeted pay levels are reached;
     but if objectives are exceeded or are not met, pay is above or below targeted levels.

(aa) The term "Spouse Beneficiary" shall mean a spouse who is designated a primary beneficiary of a Participant or Retired Participant in accordance with Section XVI.4(d).

(bb) The term "Participant" shall mean an employee of the Company who is participating in this Plan in accordance with the terms of the Plan.

(cc) The term "Retired Participant" shall mean such person who had been a Participant but who retired under Section IV, XI.A.(I ) or XI.A.(2) of the
     Company's Pension and Retirement Plan.

(dd) The term "Former Participant" shall mean an individual who had been a Participant but who terminated his service with the Company under circumstances described in Section XVI.4((h) (i) or (ii).

(ee) The term "Gain-Sharing Program" shall mean a pay program that provides additional pay only if business objectives are exceeded.

(ff) The term "Required Beginning Date" for an individual born after June30, 1917 shall mean April 1 of the calendar year following the calendar year in which he attains age 70 1/2 and for an individual born before July I, 1917 shall mean April I of the calendar year following the later of the calendar year in which he attains age 70 1/2 or the calendar year in which he retires.

                                                  EXHIBIT 4(b)













                   SALARY DEFERRAL & SAVINGS RESTORATION
                              PLAN









               Originally Adopted - April 26, 1994

                   Effective - April 26, 1994
















                  E. I. du Pont de Nemours and Company

                   SALARY DEFERRAL & SAVINGS RESTORATION PLAN



I.   PURPOSE
          The purpose of this Plan is to provide an eligible employee with the opportunity to defer, until termination of employment, receipt of salary that, because of compensation limits imposed by law, is ineligible to be considered in calculating benefits within the Company's tax-qualified defined contribution plan(s) and thereby recover benefits lost because of that restriction.


II.  ADMINISTRATION

          The administration of this Plan is vested in the Board of Benefits and Pensions appointed by Company. The Board may adopt such rules as it may deem necessary for the proper administration of the Plan, and may appoint such person(s) or group(s) as may be judged necessary to assist in the administration of the Plan. The Board's decision in all matters involving the interpretation and application of this Plan shall be final. The Board shall have the discretionary right to determine eligibility for benefits hereunder and to construe the terms and conditions of this Plan.


III. ELIGIBILITY

          An employee of the Company who is participating in the Company's tax-qualified defined contribution plan(s) and whose annual base compensation exceeds the amount prescribed in Internal Revenue Code Section 401(a)(17) shall be eligible to participate in this Plan (hereinafter "Participant').

          For purposes of this Plan, the term "Company" means E.I. du Pont de Nemours and Company, any wholly-owned subsidiary or part thereof and any joint venture or partnership in which E.I. du Pont de Nemours and Company has an ownership interest, provided that such entity (1) adopts this Plan with the approval of the E.I. du Pont de Nemours and Company and (2) agrees to make the necessary financial commitment in respect of any of its employees who become Participants in this Plan.


          Participation in this Plan is entirely voluntary.



IV.  PARTICIPANTS'  ACCOUNTS

     (A) Participant Contributions. A Participant may elect to defer receipt of a percentage of annual base compensation in excess of the amount prescribed in Internal Revenue Code Section 401(a)(17), and have the dollar equivalent of the de-ferral percentage credited to a Participant Account under this Plan. The deferral percentage elected under this Plan shall not exceed that allowed in the tax-qualified defined contribution plan(s) of the Company in which (s)he participates. Except as provided below, such deferral election will be made prior to the beginning of each calendar year and will be ir-revocable for that calendar year.

               For purposes of a Participant's first year of participation in this Plan, the compensation deferral election must be made no later than 30 days prior to the first day of the month for which compensation is deferred and will be irrevocable for the remainder of that calendar year.

     (B) Company Contributions. To the extent that a Participant makes a deferral election under the terms of subparagraph (A) above, the Company will credit to that Participant's Account in this Plan an amount equivalent to the company matching contribution that would be provided to that Participant under the terms of the Company's tax-qualified defined contribution plan(s) in which (s)he is participating.

     (C) Earnings Equivalents. Credits for Participant Contributions and Company Contributions shall be treated as having been invested in one or more of the investment options available in the Company's tax-qualified defined contribution plan(s) in which (s)he is participat-ing. Additional credit (or debit) amounts will be posted to the Participant's Account in this Plan based on the performance of those invest-ment options.

               The Participant shall have the right to:

          (1) designate which investment options are to be used in valuing his/her Account under this Plan, subject to the rules governing investment direction in the Company's tax-qualified defined contribution plan in which (s)he is participating; and/or

          (2) change the designated investment options used in valuing his/her Account under this Plan, subject to the rules governing investment direction and/or transfers among funds in the Company's tax-qualified defined contribution plan(s) in which (s)he is par-ticipating.

     (D) Credits to Accounts. Participant Contributions, Company Contributions and Earnings Equivalents shall be credited (or debited) to the Participant's Account under this Plan as unfunded book entries stated as cash balances, and will not be payable to Participants until such time as employment with the Company terminates. The cash balances in Participant Accounts shall be unfunded general obligations of the Company, and no Participant shall have any claim to or security interest in any asset of the Company on account thereof.

V.   VESTING
          Participant Contributions and Company Contributions and
     Earnings Equivalents shall be vested at the time such amounts are credited to the Participant's Account.


VI.  PAYMENT OF BENEFITS
Amounts payable under this Plan shall be delivered in a cash lump sum as soon as practical after termination of employment unless the Participant irrevocably elects under rules prescribed by the Board of Benefits and Pensions to receive payments in a series of annual installments. All payments under this Plan shall be made by, and all expenses of administering this Plan shall be borne by, the Company.


VII. RIGHT TO MODIFY

          The Company reserves the right to change or discontinue this Plan in its discretion by action of the Compensation &
     Benefits Committee.

                                                     EXHIBIT 5


DU PONT




                              August 7, 1995




E. I. du Pont de Nemours and Company
1007 Market Street
Wilmington, Delaware  19898

Gentlemen/Ladies:

     Reference is made to the Registration Statement being filed by you with the Securities and Exchange Commission, relating to 11,000,000 shares of E. I. du Pont de Nemours and Company (hereinafter called "the Company") $0.60 par value Common Stock ("Common Stock").

     It is my opinion that:

     (a) the Company is duly organized and existing under the laws of the State of Delaware; and

     (b) all shares of Common Stock so registered are or will when sold, be legally issued, fully paid and nonassessable.

     I hereby consent to the use of this opinion in connection with the above-mentioned Registration Statement.

                              Very truly yours,


                              /s/ Howard J. Rudge

                              Howard J. Rudge
                              Senior Vice President and
General Counsel

HJR/pat

                                                  EXHIBIT 23(a)


                 CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
February 16, 1995, which appears on page 38 of the 1994 Annual Report to Stockholders of E. I. du Pont de Nemours and Company, which is incorporated by reference in E. I. du Pont de Nemours and Company's Annual Report on Form 10-K for the year ended December 31, 1994.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
30 South Seventeenth Street
Philadelphia, Pennsylvania  19103

August 8, 1995

                                                       EXHIBIT 24


                          POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints (1) the Senior Vice President and General Counsel or any Vice President and Assistant General Counsel of E. I. du Pont de Nemours and Company (hereinafter referred to as the "Company"), and (2) the Senior Vice President - DuPont Finance, or any Vice President, DuPont Finance, jointly, in his or her name, place and stead, in any and all capacities, to execute and file, or cause to be filed, with the Securities and Exchange Commission, a Registration Statement on Form S-8 relating to DuPont common stock, $0.60 par value, offered under the Company's Savings and Investment Plan, any and all amendments thereto (including post-effective amendments), and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

/s/  E. S. WOOLARD, JR.                 May 19, 1995
          Director                           Date

/s/      J. A. KROL                     May 24, 1995
          Director                           Date

/s/  C. S. NICANDROS                    May 21, 1995
          Director                           Date

/s/    A. F. BRIMMER                    May 24, 1995
          Director                           Date

/s/    E. B. DU PONT                    May 24, 1995
          Director                           Date

/s/    C. M. HARPER                     May 24, 1995
          Director                           Date

/s/    W. K. REILLY                     May 24, 1995
          Director                           Date

/s/    H. R. SHARP, III                 May 24, 1995
          Director                           Date

/s/      C. M. VEST                     May 24, 1995
          Director                           Date

DuPont Legal
Wilmington, DE  19898








                                   August 9, 1995




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Sir/Madam:

          On behalf of E. I. du Pont de Nemours and Company ("DuPont"), I am transmitting a Registration Statement on Form S-8 for the Savings and Investment Plan and the Salary Deferral and Savings Restoration Plan of DuPont, covering 11,000,000 shares of common stock and an indeterminate amount of participation interests, for filing in accordance with the requirements of the Securities Act of 1933.

          DuPont's wire transfer in the amount of $250,581.90 in payment of the filing fee has been transmitted to the SEC's lockbox.

          If you have any questions concerning the Registration Statement, please call me at (302) 774-5303.


                                   Very truly yours,


                                   /s/ Mary E. Bowler

                                   Mary E. Bowler
                                   Senior Counsel and
                                   Assistant Secretary